                                                                     Exhibit 2.1

                                                            Agilent Confidential

================================================================================

                            ASSET PURCHASE AGREEMENT

                                     between

                           AGILENT TECHNOLOGIES, INC.

                                       and

                          SUNRISE TELECOM INCORPORATED

                          Dated as of January 23, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                                          PAGE
1.   Definitions............................................................................................1

2.   Purchase and Sale of Assets; Assumption of Liabilities.................................................6

       2.1.   Transfer of Assets............................................................................6

       2.2.   Excluded Assets...............................................................................6

       2.3.   Instruments of Conveyance and Transfer........................................................8

       2.4.   Further Assurances............................................................................8

       2.5.   Assumed Liabilities...........................................................................8

       2.6.   Excluded Liabilities..........................................................................8

3.   Closing; Payment of Purchase Price at Closing..........................................................9

       3.1.   Closing Date..................................................................................9

       3.2.   Purchase Price and Payment....................................................................9

       3.3.   Inventory and Equipment Adjustments..........................................................10

       3.4.   Allocation...................................................................................11

4.   Representations and Warranties........................................................................11

       4.1.   Representations and Warranties of Seller.....................................................11

       4.2.   Representations and Warranties of Buyer......................................................17

5.   Transactions Prior to Closing.........................................................................18

       5.1.   Access to Information Concerning Properties and Records; Confidentiality.....................18

       5.2.   Conduct of the Business Pending the Closing Date.............................................19

       5.3.   Further Actions; Filings.....................................................................19

       5.4.   Notification.................................................................................20

6.   Conditions Precedent..................................................................................20

       6.1.   Conditions Precedent to Obligations of Buyer and Seller......................................20

       6.2.   Conditions Precedent to Obligations of Buyer.................................................20

       6.3.   Conditions Precedent to the Obligations of Seller............................................21

7.   Employee Relations and Benefits.......................................................................21

       7.1.   Pre-Closing Conduct; Other Liabilities.......................................................21

       7.2.   Offer of Employment and Severance............................................................22

       7.3.   Employee Benefits............................................................................22

       7.4.   Welfare Plans................................................................................22

       7.5.   Employment and Benefit Contracts.............................................................22

       7.6.   Collective Bargaining Agreements.............................................................22

       7.7.   Employee Notification........................................................................23

       7.8.   No Rights Conferred on Employees.............................................................23

8.   Termination...........................................................................................23

       8.1.   General......................................................................................23

       8.2.   Obligations in Event of Termination..........................................................23

9.   Transactions and Activities Subsequent to Closing.....................................................23

       9.1.   Access to Books and Records; Confidentiality.................................................23

       9.2.   Communications Received After Closing........................................................25

       9.3.   Asset Returns................................................................................25

       9.4.   Certain Tax Matters..........................................................................25

       9.5.   Non-compete..................................................................................25

       9.6.   Non-Solicitation of Employees................................................................26

       9.7.   Removal of Assets............................................................................26

       9.8.   Ancillary Agreement..........................................................................27

       9.9.   Trademark Issues.............................................................................27

10.  Indemnification.......................................................................................28

       10.1.  Seller Indemnification.......................................................................28

       10.2.  Buyer Indemnification........................................................................29

       10.3.  Certain Limitations .........................................................................29

       10.4.  Notice of Damages............................................................................30

       10.5.  Third-Party Claims...........................................................................30

       10.6.  Sole and Exclusive Remedy....................................................................30

       10.7.  Treatment of Indemnification Payments........................................................30

11.  Miscellaneous.........................................................................................31

       11.1.  Public Announcements.........................................................................31

       11.2.  Expenses.....................................................................................31

       11.3.  Notices......................................................................................31

       11.4.  Entire Agreement.............................................................................32

       11.5.  Binding Effect; Benefit......................................................................32

       11.6.  Bulk Sales Law...............................................................................32

       11.7.  Assignability................................................................................32

       11.8.  Amendment; Waiver............................................................................32

       11.9.  Disclosure Schedules, Schedules and Exhibits; Interpretation.................................33

       11.10. Consents.....................................................................................33

       11.11. Section Headings; Table of Contents..........................................................34

       11.12. Severability.................................................................................34

       11.13. Counterparts.................................................................................34

       11.14. Applicable Law...............................................................................34

       11.15. Consent to Jurisdiction......................................................................34

                                                            AGILENT CONFIDENTIAL
                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 23,
                                          ---------
2002, between Agilent Technologies, Inc., a Delaware corporation (together with its successors and permitted assigns, "Seller"), and Sunrise Telecom
                                       ------
Incorporated, a Delaware corporation (together with its successors and permitted assigns, "Buyer").
          -----

                                   WITNESSETH:
                                   ----------

          WHEREAS, Seller is engaged in the business of developing, manufacturing and marketing the product lines set forth in Exhibit A to this Agreement (the "Products") conducted within the cable television business of the
                --------
service test division of Seller's communications solutions group (the "Business"); and
 --------

          WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the assets (other than assets excluded pursuant hereto), subject to the assumption of related liabilities, of the Business held by Seller upon the terms and subject to the conditions set forth herein; and

          WHEREAS, upon the terms and subject to the conditions of this Agreement, at the time of Closing, each of Buyer and Seller intend to enter into a Patent License Agreement in the form set forth as Exhibit B to this Agreement and a Software License Agreement in the form set forth as Exhibit C to this Agreement (collectively, the "License Agreements"); and
                              ------------------

          WHEREAS, upon the terms and subject to the conditions of this Agreement, at the time of Closing, each of Buyer and Seller intend to enter into a Manufacturing Transition Agreement with the terms set forth on Exhibit D and otherwise in the form to be agreed upon prior to the Closing (the "Manufacturing
                                                                   -------------
Agreement", together with the License Agreements, the "Ancillary Agreements").
---------                                              --------------------

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

1.   Definitions

     1.1 "Affiliate" shall mean, with respect to any Person, any other Person
          ---------
that directly or indirectly, through one or more intermediaries, controls or is controlled or is under common control with such first Person. As used in the definition of "Affiliate," "control" (including, with correlative meanings,
                            -------
"controlled by" and "under common control with") shall mean the possession,
--------------       -------------------------
directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     1.2 "Agilent Branding" has the meaning set forth in Section 9.9(b) of this
          ----------------
Agreement.

     1.3 "Allocation Schedule" has the meaning set forth in Section 3.4 of this
          -------------------
Agreement.

     1.4 "Ancillary Agreements" has the meaning set forth in the preamble of
          --------------------
this Agreement.

     1.5 "Assets" means all of the assets, rights, properties, claims, contracts
          ------
and business of Seller at the Closing Date which are exclusively used in the Business, of every kind, nature, character and description, tangible and intangible, personal but not real or mixed, wherever located other than the Excluded Assets.

     1.6 "Assumed Liabilities" has the meaning set forth in Section 2.5 of this
          -------------------
Agreement.

     1.7 "Business" has the meaning set forth in the preamble of this Agreement.
          --------

     1.8 "Business Competitor" has the meaning set forth in Section 9.5(b) of
          -------------------
this Agreement.

     1.9 "Business Intellectual Property" has the meaning set forth in Section
          ------------------------------
4.1(1) of this Agreement.

     1.10 "Buyer Plans" has the meaning set forth in Section 7.3 of this
           -----------
Agreement.

     1.11 "Claim Notice" has the meaning set forth in Section 10.5 of this
           ------------
Agreement.

     1.12 "Closing" has the meaning set forth in Section 3.1 of this Agreement.
           -------

     1.13 "Closing Adjustment" has the meaning set forth in Section 33(a) of
           ------------------
this Agreement.

     1.14 "Closing Calculation" has the meaning set forth in Section 3.3(d) of
           -------------------
this Agreement.

     1.15 "Closing Date" has the meaning set forth in Section 3.1 of this
           ------------
Agreement.

     1.16 "Closing Estimate" has the meaning set forth in Section 3.3(b) of this
           ----------------
Agreement.

     1.17 "Closing Statement" has the meaning set forth in Section 3.3(c) of
           -----------------
this Agreement.

     1.18 "COBRA" has the meaning set forth in Section 7.4(b) of this Agreement.
            ----

     1.19 "Competitive Activity" has the meaning set forth in Section 9.5(b) of
           --------------------
this Agreement.

     1.20 "Confidential Disclosure Agreement" means the confidential disclosure
           ---------------------------------
agreement entered into between Seller and Buyer dated November 15, 2001.

     1.21 "Contract" has the meaning set forth in Section 4.1 (p) of this
           --------
Agreement.

     1.22 "Controlled Subsidiary" shall mean, in the case of any particular
           ---------------------
Person, any subsidiary of such Person in which such Person, directly or indirectly, owns more than 50% of the voting securities of such subsidiary or any other Person for which such Person directly or indirectly has the right to designate a majority of the board of directors or similar governing body or otherwise solely controls (i.e., no other Person has control rights).

     1.23 "Damages" has the meaning set forth in Section 10.1 (b) of this
           -------
Agreement.

     1.24 "Environmental Claim" has the meaning set forth in Section 4.1 (q) of
           -------------------
this Agreement.

     1.25 "Environmental Laws" has the meaning set forth in Section 4.1 (q) of
           ------------------
this Agreement.

     1.26 "Environmental Permits" has the meaning set forth in Section 4.1 (q)
           ---------------------
of this Agreement.

     1.27 "ERISA" means Employee Retirement Income Security Act of 1974, as
           -----
amended.

     1.28 "Equipment" means equipment, machinery, tools and other tangible
           ---------
personal property used exclusively by the Business.

     1.29 "Excluded Asset" has the meaning set forth in Section 2.2 of this
           --------------
Agreement.

     1.30 "Excluded Liabilities" has the meaning set forth in Section 2.6 of
           --------------------
this Agreement.

     1.31 "Financial Statements" has the meaning set forth in Section 4.1 (e) of
           --------------------
this Agreement.

     1.32 "Governmental Authority" shall mean any government or state (or any
           ----------------------
subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     1.33 "Indemnified Party" has the meaning set forth in Section 10.4 of this
           -----------------
Agreement.

     1.34 "Indemnifying Party" has the meaning set forth in Section 10.4 of this
           ------------------
Agreement.

     1.35 "Initial Purchase Price" has the meaning set forth in Section 3.2 of
           ----------------------
this Agreement.

     1.36 "Intellectual Property" means all (A) patents, patent applications,
           ---------------------
patent or invention disclosures, provisional patent applications and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, registrations and applications for registrations, (B) trademarks, service marks, common law trademarks and service marks, trade dress, logos, internet domain names, trade names and corporate names and registrations and applications for registration thereof, (C) copyrightable works, copyrights and registrations and applications for registrations thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, databases and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques and customer and supplier lists and information and (G) other proprietary rights relating to any of the foregoing (including protection of interest therein under the laws of all jurisdictions).

     1.37 "Inventory" means the inventory of finished Products of the Business,
           ---------
along with all works in progress, spare parts, subassemblies, components, supplies and promotional materials, shipping material and inventory of Seller that are used exclusively in connection with the Business.

     1.38 "Licenses" has the meaning set forth in Section 4.1 (m) of this
           --------
Agreement.

     1.39 "License Agreements" has the meaning set forth in the preamble of this
           ------------------
Agreement.

     1.40 "Lien" shall mean, with respect to any Asset, any lien, mortgage, deed
           ----
of trust, deed to secure debt, pledge, assignment, security interest, purchase option, call or other encumbrance of any kind in respect of such Asset, whether or not filed, recorded or otherwise perfected under applicable law.

     1.41 "Manufacturing Agreement" has the meaning set forth in the preamble of
           -----------------------
this Agreement.

     1.42 "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition or results of operations of the Business taken as a whole or on the ability of the Seller to perform its obligations under this Agreement, the Ancillary Agreements or any other agreement contemplated hereby or thereby, except any effect relating to or resulting from (i) any change in U.S. or global economic conditions in general, (ii) any change in the industry in which the Business competes, in general, (iii) any generally applicable change in law, rule or regulation or U.S. GAAP or an interpretation of the foregoing or (iv) the announcement or pendency of the transactions contemplated by this Agreement.

     1.43 "Material Contract" has the meaning set forth in Section 4.1 (p) of
           -----------------
this Agreement.

     1.44 "Materials of Environmental Concern" has the meaning set forth in
           ----------------------------------
Section 4.1 (q) of this Agreement.

     1.45 "Neutral Accounting Firm" has the meaning set forth in Section 3.3(c)
           -----------------------
of this Agreement.

     1.46 "Notice Period" has the meaning set forth in Section 10.5 of this
           -------------
Agreement.

     1.47 "Objection" has the meaning set forth in Section 3.3(d) of this
           ---------
Agreement.

     1.48 "Permitted Liens" shall mean (i) Liens for Taxes that (x) are not yet
           ---------------
due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by U.S. GAAP shall have been made therefore; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) leases or subleases granted to others which do not materially interfere with the ordinary conduct of the Business; and (vi) any other Liens imposed by operation of law which would not, individually or in the aggregate, have a Material Adverse Effect.

     1.49 "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, incorporated organization, other form of business or legal entity or Governmental Authority.

     1,50 "Products" has the meaning set forth in the preamble of this
           --------
Agreement.

     1.51 "Protected Information" has the meaning set forth in Section 9.1 (e)
           ---------------------
of this Agreement.

     1.52 "Providing Party" has the meaning set forth in Section 9.1 (e) of this
           ---------------
Agreement,

     1.53 "Purchase Price" has the meaning set forth in Section 3.2 of this
           --------------
Agreement.

     1.54 "Receiving Party" has the meaning set forth in Section 9.1 (e) of this
           ---------------
Agreement.

     1.55 "Removal Period" has the meaning set forth in Section 9.7(a) of this
           --------------
Agreement.

     1.56 "Representatives" has the meaning set forth in Section 5.1 (a) of this
           ---------------
Agreement.

     1.57 "Seller Disclosure Letter" has the meaning set forth in Section 4.1
           ------------------------
(c) of this Agreement.

     1.58 "Seller Facilities" has the meaning set forth in Section 9.7(a) of
           -----------------
this Agreement.

     1.59 "Seller's Knowledge" or "Knowledge of Seller" shall mean the actual
           ------------------      -------------------
knowledge of Neil Millar, Steve Bates, Jerry Cunningham, Michael Bourton, William Morgan, Richard Bechter, Lim Yew Teng, Lawrence Lopez, Judith Owen, John Marcotte, John Kim, Nan Kim, Ron Hudgens, Andrew Hallin, Nadine Melanson and David Oppy. "Seller's knowledge" or "knowledge of Seller" shall mean the total knowledge of Seller, its Affiliates and their officers, directors, employees and agents.

     1.60 "Tax Return" shall mean any return, report or statement required to be
           ----------
filed with any Governmental Authority with respect to Taxes.

     1.61 "Taxes" shall mean all taxes of any kind, including, without
           -----
limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, transfer, net worth, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

     1.62 "Transferred Employees" has the meaning set forth in Section 7.2 of
           ---------------------
this Agreement.

     1.63 "Transferred Equipment" has the meaning set forth in Section 2.1(b) of
           ---------------------
this Agreement.

     1.64 "U.S. GAAP" shall mean the accounting principles generally accepted in
           ---------
the United States of America.

     1.65 "WARN" has the meaning set forth in Section 7.5 of this Agreement.
           ----

     1.66 "2001 Statement of Net Assets" has the meaning set forth in Section
           ----------------------------
4.1(e) of this Agreement.

     1.67 "2001 Statement of Operations" has the meaning set forth in Section
           ----------------------------
4.1(e) of this Agreement.

2.   Purchase and Sale of Assets; Assumption of Liabilities
     ------------------------------------------------------

     2.1 Transfer of Assets. On the basis of the representations, warranties,
         ------------------
covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date, Seller shall and shall cause its Affiliates to sell, convey, assign, transfer and deliver to Buyer or to Buyer's designated entity, and Buyer shall purchase and acquire from Seller and its Affiliates the Assets, including, without limitation, the following:

          (a) Seller's and its Affiliates' right, title and interest in and to
(i) Intellectual Property set forth in Schedule 2.1(a)(i); and (ii) to the
                                       ------------------
extent assignable under the terms thereof, all licenses and other agreements to which Seller is a party or by which Seller is bound relating to Intellectual Property, such licenses and agreements summarized and/or described in Schedule
                                                                      --------
2.1(a)(ii);
----------

          (b) Seller's right, title and interest in and to the Equipment as of the Closing Date (collectively, the "Transferred Equipment"), wherever located
                                     ---------------------
and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller in connection with such Transferred Equipment to the extent transferable;

          (c) All Inventory on hand as of the Closing Date, wherever located;

          (d) To the extent assignable under the terms thereof or applicable law, Seller's right, title and interest in and to contracts, maintenance and service agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases, purchase orders and other agreements (including but not limited to, any agreements of Seller with suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein) that relate exclusively to the Business, whether or not entered into in the ordinary course of the Business, except for those contracts, agreements and commitments set forth on Schedule 2.2(g); provided,
                                                   ---------------  --------
however that a list of all purchase orders shall be provided within 2 business
-------
days of Closing and a list of other agreements with an aggregate price of $25,000 or more shall be provided at Closing;

          (e) All files, books and other records of Seller and its Affiliates relating exclusively to the Business, other than duplicate copies thereof, if any, that are maintained at the corporate offices of Seller or any of its Affiliates for tax and accounting purposes;

          (f) All of Seller's and its Affiliates' goodwill in, and going concern value of, the Business;

          (g) All claims to the extent arising out of or pertaining to the Assets; and

          (h) All insurance proceeds from third parties to the extent arising out of or pertaining to damage, destruction or loss of any Assets after the date hereof to the extent of any damage or destruction that remains unrepaired, or to the extent any Assets remain unreplaced, at the Closing Date.

     2.2 Excluded Assets. It is expressly understood and agreed that the Assets
         ---------------
shall not include the following (each, an "Excluded Asset"):
                                           --------------

          (a) All assets and other rights (including, without limitation, all rights, properties, claims, contracts and business) used in whole or in part by any business conducted by Seller other than the Business;

          (b) All Intellectual Property of Seller or any of its Affiliates not included on Schedule 2.1(a)(i) and all licenses and other agreement to which
            ------------------
Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates is bound relating to Intellectual Property not included on Schedule
                                                                      --------
2.1(a)(ii).
-----------

          (c) All management information systems and software;

          (d) The capital stock or equity interests of all subsidiaries, joint ventures or investments of Seller;

          (e) Cash and cash equivalents or similar type investments, bank accounts, certificates of deposit, Treasury bills and other marketable securities of Seller;

          (f) All real property, leasehold interests in real property and fixtures of Seller or any of its Affiliates and all equipment, machinery, vehicles, tools and other tangible personal property (other than the Transferred Equipment) of the Seller;

          (g) Accounts receivable and other receivables of the Seller or any of its Affiliates in existence at the Closing Date (whether or not billed) to the extent attributable to the Business or any other business of Seller or any of its Affiliates;

          (h) The corporate books and records of Seller and its Affiliates, including minute books and stock ledgers, and copies of business records included in the Assets acquired by Buyer that are reasonably required by Seller or any Affiliate of Seller in order to permit Seller or any of its Affiliates to prepare any Tax Return or other filing or report to be made after the Closing Date;

          (i) Any assets of any employee benefit plan and any rights under any plan or agreement relating to employee benefits, employment or compensation of Seller and its Affiliates unless otherwise provided in Section 7;

          (j) Any rights of Seller, its Affiliates or the Business which are contingent on the satisfaction of liabilities or obligations that are Excluded Liabilities;

          (k) All claims which Seller or any of its Affiliates may have on or after the date hereof, against any Governmental Authority for refund or credit of any type with respect to income Taxes;

          (l) All claims which Seller or any of its Affiliates may have against any Person with respect to any Excluded Liabilities or Excluded Assets;

          (m) Insurance policies and any prepaid premiums thereon and the cash surrender value thereof,

          (n) Any assets sold or otherwise disposed of not in violation of any provisions of this Agreement during the period from the date hereof until the Closing;

          (o) Any rights of Seller under this Agreement and any agreement relating hereto between Seller and Buyer;

          (p) Any insurance recoveries, to the extent relating to the Excluded Assets or the Excluded Liabilities;

          (q) Any and all portions or parts of the software listed on Schedule 2.1(a)(i) that Seller has individually incorporated into other programs before the Closing; and

          (r) The assets, agreements and other rights identified on Schedule
                                                                    --------
2.2(r) hereto.
------

     2.3 Instruments of Conveyance and Transfer. Except as otherwise
         --------------------------------------
contemplated by this Agreement (including, without limitation, Sections 11.10), on the Closing Date, the Seller shall deliver or cause to be delivered to Buyer a bill of sale in the form of Exhibit E, a software assignment agreement in the form of Exhibit F, a trademark assignment agreement in the form of Exhibit G and such other deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as shall be necessary to transfer to Buyer all of Seller's right, title and interest in and to the Assets.

     2.4 Further Assurances. From time to time after the Closing Date, Seller
         ------------------
(at its own expense) will execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and assignment and will take such other actions, as Buyer may reasonably request in order to effectively transfer, convey, assign and deliver to Buyer any of the Assets.

     2.5 Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller
         -------------------
an undertaking (the "Assumption Agreement") in the form of Exhibit H whereby
                     --------------------
Buyer, on and as of the Closing Date, assumes and agrees to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, the following debts, liabilities and obligations (the "Assumed
                                                                  -------
Liabilities"):
-----------

          (a) all debts, obligations and liabilities in respect of the ownership, use or operation of the Assets and/or sale or manufacture of the Products arising or incurred after the Closing Date;

          (b) all obligations relating to the contracts, commitments and agreements referred to in Section 2.1(d);

          (c) all liabilities and obligations for product warranties, repairs and upgrades of Products sold prior to, on or after the Closing Date where the sale of such Products is completely documented in a data base or other document. Seller shall deliver to Buyer the database or other document before the Closing; and

          (d) all liabilities and obligations for any Taxes and expenses described in Section 9.4.

     2.6 Excluded Liabilities. It is expressly understood and agreed that,
         --------------------
notwithstanding anything to the contrary, in this Agreement, Assumed Liabilities shall not include the following (collectively, the "Excluded Liabilities"):
                                                    --------------------

          (a) all liabilities to the extent arising out of or relating to the Excluded Assets;

          (b) all liabilities and obligations for which Seller has expressly assumed responsibility pursuant to this Agreement (including, without limitation, all income Taxes attributable to the Assets for any pre-Closing period);

          (c) all trade payables of the Seller in existence at the Closing Date;

          (d) any of Seller's obligations under this Agreement;

          (e) all debts, liabilities or obligations of the Seller that do not arise out of or are not related to the Business or that do not otherwise arise out of or are not otherwise related to the Assets;

          (f) except as set forth in Section 7, any liability or obligation to or with respect to Seller's employee benefit plans and any agreement relating to employee benefits, employment or compensation;

          (g) any liability or obligation of Seller arising from indebtedness for borrowed money of Seller;

          (h) any liabilities or obligations arising out of the ownership, leasing or occupation by Seller of any real property, including any liabilities or obligations arising out of the release of any Materials of Environmental Concern at or from any such real property; and

          (i) all Deferred Revenue of the Business as of the Closing.

     "Deferred Revenue" shall mean invoiced product orders where the customer has paid or has yet to pay the invoice and the terms of the sale have not be completed in order to recognize product revenue. These invoices gave rise to accounts receivable balances that were collected or are collectible by the Seller at the Closing. The amounts collected and the amounts to be collected related to these invoiced amounts are included in 2.2(e) and 2.2(g), respectively, as Excluded Assets.

3.   Closing; Payment of Purchase Price at Closing
     ---------------------------------------------

     3.1 Closing Date. Unless this Agreement shall have been terminated and the
         ------------
transactions herein contemplated shall have been abandoned pursuant to Section 8.1, the closing with respect to the transactions provided for in this Agreement (the "Closing ") shall take place at the offices of Agilent Technologies, Inc.,
      -------
located at 395 Page Mill Road, Palo Alto, California 94306, at 10:00 a.m., San Francisco time, as soon as practicable after all of the conditions to the Closing set forth in Section 6 hereof are satisfied or waived, or at such other time, date and place as shall be agreed upon by Seller and Buyer. The actual time and date of the Closing are herein called the "Closing Date". The Closing
                                                    ------------
shall be deemed effective as of the close of business on the Closing Date in each location at which the Business is conducted.

     3.2 Purchase Price and Payment. In consideration for the sale and transfer
         --------------------------
of the Assets and subject to the terms and conditions of this Agreement, Buyer shall on the Closing Date (a) assume the Assumed Liabilities as provided in
Section 2.5 hereof and (b) transfer to (or, in whole or in part, as directed by) Seller in immediately available funds an aggregate amount equal to U.S. $6,771,200, plus or minus, as the case may be, an amount equal to the Closing Estimate (the "Initial Purchase Price"). The Initial Purchase Price is subject
               ----------------------
to further adjustment pursuant to Section 3.3 and the Initial Purchase Price so adjusted will be referred to as the "Purchase Price".

     3.3 Purchase Price Adjustments.
         --------------------------

          (a) Calculation of the Inventory and Equipment Adjustments. The
              ------------------------------------------------------
Purchase Price shall be adjusted (the "Closing Adjustment") as follows:

               (i) in the event that the value of the Inventory and Transferred Equipment as of the Closing Date as determined pursuant to this Section 3.3 is greater than the value of the Inventory and Transferred Equipment as of October 31, 2001, the Purchase Price shall be increased by the difference up to $400,000; provided, however, that the $400,000 cap will not apply to any increase in Inventory necessary for the build-up requested by Buyer pursuant to the Manufacturing Agreement; and

               (ii) in the event that the value of the Inventory and Transferred Equipment as of the Closing Date as determined pursuant to this Section 3.3 is less than the value of the Inventory and Transferred Equipment as of October 31, 2001, the Purchase Price shall be decreased by the difference.

     Seller and Buyer agree that the gross value of the Inventory as of October 31, 2001 was $1,650,000 and the value of the Transferred Equipment as of October 31, 2001 was $640,000. Seller states that the net value of the Inventory as of October 31, 2001 was $1,049,000 and the net value of the Transferred Equipment as of October 31, 2001 was $640,000.

          (b) Closing Estimate. At least three business days prior to the
              ----------------
Closing, Seller shall deliver to Buyer its good faith estimate of the Closing Adjustment as of the last day of the month prior to Closing (the "Closing
                                                                  -------
Estimate"). Such estimate shall be based on the books and records of the
--------
Business and the valuation principles set in Section 3.3(c) to be used to prepare the Closing Statement (as defined in Section 3.3(c)).

          (c) Closing Adjustment. Within thirty (30) days after the Closing,
              ------------------
Seller will prepare and deliver to Buyer a calculation of the Closing Adjustment of the Business dated as of the Closing Date (the "Closing Statement"). The
                                                   -----------------
Closing Statement shall be prepared by Seller in accordance with Schedule 3.3(c)
                                                                 ---------------
and otherwise in accordance with generally accepted accounting principles applied on a basis consistent with the Financial Statements (as defined in Section 4.1(e)). During the preparation of the Closing Statement and the period of any dispute within the contemplation of this Section 3.3, Buyer shall (i) provide Seller and Seller's authorized representatives with full access to the books, records, facilities and employees of the Business and (ii) cooperate fully with Seller and Seller's authorized representatives, including by providing on a timely basis all information necessary or useful in preparing the Closing Statement.

          (d) Closing Calculation. After delivery of the Closing Statement,
              -------------------
Buyer shall be entitled to full access to the relevant books and records prepared by or for Seller to the extent required to review the calculation of Closing Adjustment set forth on the Closing Statement. If Buyer believes that the Closing Adjustment calculation (hereinafter the "Closing Calculation") has
                                                     -------------------
not been properly calculated in accordance with the calculation methodologies set forth in this Section 3.3, it shall, within thirty (30) days after receipt of the Closing Calculation, give written notice (the "Objection") to Seller,
                                                      ---------
setting forth the basis of its belief in reasonable detail and the adjustments to the Closing Calculation which Buyer believes should be made. Failure to so notify Seller shall constitute acceptance and approval of the Closing Calculation. If Seller agrees that any change proposed by Buyer is appropriate, the change shall be made to the Closing Calculation. If any proposed change is disputed by Seller, then Seller and Buyer shall negotiate in good faith to resolve such dispute as expeditiously as possible. If, after a period of thirty
(30) days following the date on which Buyer delivers the Objection, there remains any dispute as to the Closing Calculation, then, the Palo Alto office of Ernst & Young or another major accounting firm jointly selected by Seller and Buyer and with no ties to either Buyer or Seller (the "Neutral Accounting Firm"), shall be engaged
                                     -----------------------
to resolve any remaining disputes. The Neutral Accounting Firm shall act as an arbitrator to determine only those issues still in dispute. The Neutral Accounting Firm's determination, based upon the calculation methodologies set forth in this Section 3.3, shall be made within thirty (30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to Seller and Buyer, and shall be final, binding and conclusive. The fees and any expenses of the Neutral Accounting Firm shall be shared equally by Seller and Buyer.

          (e) Payment of Purchase Price Adjustment. If the Closing Adjustment is
              ------------------------------------
greater the Closing Estimate, then Buyer shall pay to Seller the difference. If the Closing Adjustment is less than the Closing Estimate, then Seller shall pay to Buyer the amount of such deficiency. Any such payment shall be made by wire transfer to an account designated by Seller or Buyer, as the case may be, in United States Dollars, in immediately available federal funds within three (3) business days after the Closing Calculation has been finalized pursuant to
Section 3.3(d).

     3.4 Allocation. Seller and Buyer shall allocate the consideration paid for
         ----------
the Assets among the Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be attached hereto as
Schedule 3.4 (the "Allocation Schedule") at or prior to the Closing Date. If the
------------       -------------------
parties are unable to agree on the allocation of the consideration, a third party appraiser jointly selected by Seller and Buyer, the cost of which shall be borne equally by Buyer and Seller, shall resolve the allocation of the consideration to any items with respect to which there is a dispute between the parties. Seller and Buyer will each file all Tax Returns, including IRS Form 8594, in a manner consistent with the Allocation Schedule. Neither Seller nor Buyer shall, after filing IRS Form 8594, revoke or amend IRS Form 8594 without the written consent of the other.

4.   Representations and Warranties
     ------------------------------

     4.1 Representations and Warranties of Seller. Seller hereby represents and
         ----------------------------------------
warrants to Buyer as follows:

          (a) Due Organization; Good Standing and Power. Seller is a corporation
              -----------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its property to be sold hereunder and to conduct the Business as now conducted by it. Seller has, and on the Closing Date will have, all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and each of the other agreements contemplated hereby or thereby to be entered into by it and to perform its obligations hereunder and thereunder. Seller is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions in which its right, title or interest in or to any of the Assets held by it, or the conduct of the Business by it, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Authorization and Validity of Agreement. The execution, delivery
              ---------------------------------------
and performance by Seller of this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. When executed and delivered as provided in this Agreement, the Ancillary Agreements and each other agreement contemplated hereby or thereby will be a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (c) No Governmental Approvals or Notices Required; No Conflict with
              ---------------------------------------------------------------
Instruments to Which Seller Is a Party. Except as described in Section 4.1(c) of
--------------------------------------
the disclosure schedule delivered by Seller to Buyer at or prior to the execution of this Agreement (the "Seller Disclosure Schedule"), the execution,
                                  --------------------------
delivery and performance of this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby by Seller and the consummation by Seller of the transactions contemplated hereby and thereby will not (i) violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice to be made by Seller under, any provision of any court order, judgment or decree by which any of the Assets is bound, (ii) violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice to be made by Seller under, any provision of any law, rule or regulation applicable to the Seller or court order, judgment or decree (other than those by which the Assets are bound) applicable to Seller, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not, individually or in the aggregate, have a Material Adverse Effect and (iii) conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under, or result in the creation of a lien, charge or encumbrance upon a portion of the Assets pursuant to, (x) the charter or by-laws (or analogous organizational documents) of Seller, (y) any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which any of the Assets is bound, or (z) any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Seller is a party (except those to which any of the Assets is bound), except in the case of clause
(z) for such conflicts, breaches, terminations, defaults, accelerations, liens, charges or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Equity Investments. The Assets do not include any capital stock of
              ------------------
any corporation or any direct or indirect equity or ownership interest of any kind in any Person.

          (e) Financial Statements. Section 4.1(e)(i) of the Seller Disclosure
              --------------------
Schedule sets forth an extract of the Statement of Net Assets as of October 31, 2001 (the "2001 Statement of Net Assets") and the Statements of Operations for
           ----------------------------
the twelve months ended October 31, 2001 (the "2001 Statements of Operations,"
                                               -----------------------------
and together with the 2001 Statement of Net Assets, the "Financial Statements").
                                                         --------------------
Subject to the qualifications, assumptions and other limitations specified in the Financial Statements and in Section 4.1(e)(ii) of the Seller Disclosure Schedule, the Financial Statements has been prepared in accordance with U.S. GAAP consistently applied during the periods involved. Except as may be disclosed therein or in Section 4.1(e)(ii) of Seller Disclosure Schedule, the Financial Statements fairly present the financial position of the Business as of October 31, 2001 and the results of its operations for the twelve months then ended in accordance with U.S. GAAP.

          (f) Undisclosed Liabilities. Except (i) as specifically disclosed
              -----------------------
herein or in the Seller Disclosure Schedules, (ii) as reflected, reserved against or otherwise disclosed in the Financial Statements and (iii) for liabilities or obligations incurred in the ordinary course of business since October 31, 2001, the Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would have a Material Adverse Effect.

          (g) Absence of Certain Changes or Events. Since October 31, 2001, the
              ------------------------------------
Business has been conducted in the ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence, since October 31, 2001, the Seller has not, except in the ordinary course of business consistent with past practice:

               (i) Acquired or agreed to acquire any assets which are, individually or in the aggregate, material to the Business;

               (ii) Sold, leased or otherwise disposed of any material assets of Seller used exclusively in the Business other than the Excluded Assets and obsolete, worn-out or surplus equipment or property;


               (iii) Adopted or amended in any material respect any agreement with any Transferred Employee;

               (iv) Increased the compensation of any Transferred Employee; and

               (v) Sustained any material loss or damage to the assets used exclusively by the Business, whether or not insured;

               (vi) entered into, materially amended or terminated any material contract, agreement, franchise, permit or license exclusively used by the Business.

          (h) Condition of Assets; Assets Necessary for Business. To the
              --------------------------------------------------
Seller's Knowledge, all tangible Assets are in good operating condition and state of repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are currently used by Seller.

          (i) Personal Property. Except for personal property of which Seller
              -----------------
and its Affiliates is a lessee, all the personal property included in the Assets is owned by Seller and its Affiliates free and clear of all Liens other than Permitted Liens and Liens that will be released at or prior to the Closing. Immediately after the Closing, Buyer will have good and valid title to all the personal property included in the Assets, other than leased personal property, free and clear of any Lien other than Permitted Liens and Liens created by, or arising as a result of the ownership of the Assets by, Buyer.

          (j) Compliance with Laws. To the Seller's Knowledge, the conduct of
              --------------------
the Business by Seller complies with all federal, state and local statutes, laws, regulations, ordinances and rules applicable thereto. The conduct of the Business by Seller complies with all federal, state and local statutes, laws, regulations, ordinances and rules applicable thereto, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. The conduct of the Business by Seller complies with all judgments, orders or decrees applicable thereto.

          (k) Litigation. As of the date hereof, there is no claim, suit,
              ----------
arbitration, action or proceeding pending or, to Seller's knowledge, threatened, against the Seller which would reasonably be expected to have a Material Adverse Effect or directly affecting the Business, nor is there any judgment, decree, order, injunction, writ or ruling of any Governmental Authority or any arbitrator outstanding against Seller which directly affects the Business.

          (l) Intellectual Property. Except as set forth in Section 4.1(1) of
              ---------------------
the Seller Discloser Schedule:

               (i) Seller and its Affiliates owns, or is licensed or otherwise possess legally enforceable rights to use, all Intellectual Property that is listed on Schedule 2.1(a)(i) or that is being licensed to Buyer pursuant to the License Agreements (the "Business Intellectual Property").

               (ii) As of the date hereof, no claims have been asserted against Seller to the effect that the use by Seller of the Business Intellectual Property infringes or misappropriates any intellectual property rights of any Person. To the Knowledge of Seller, the use of the Business Intellectual Property by Seller and (assuming all required third party consents set forth on Section 4.1 (c) of the Seller Disclosure Schedule are obtained) by Buyer in connection with the operation after the Closing of the Business in the manner currently operated does not (and will not, as of the Closing Date) infringe on the patent or trademark rights of any Person. The use of the Business Intellectual Property by Seller and (assuming all required third party consents set forth on Section 4.1 (c) of the Seller Disclosure Schedule are obtained) by Buyer in connection with the operation after the Closing of the Business in the manner currently operated does not (and will not, as of the Closing Date) misappropriates any copyright or trade secret rights of any Person. To the knowledge of Seller, there is no infringing use of the Business Intellectual Property by any other Person, either within or outside the United States. Except as set forth in Section 4.1(1) of the Seller Disclosure Schedule, Seller has conducted the Business in compliance with all applicable licenses, or other proprietary rights of others, except for such failures to comply with which would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) Licenses. Seller possesses or has been granted all licenses,
              --------
permits, franchises and other authorizations of any Governmental Authority (collectively, "Licenses") that are material to the operation of the Business as currently conducted. Except as would not have, individually or in the aggregate, a Material Adverse Effect, Seller is in compliance with all such Licenses and all such Licenses are in full force and effect and no proceeding is pending or, to Seller's Knowledge, threatened seeking the revocation or limitation of any such License.

          (n) Labor Matters. (i) In respect of clauses (D) through (G) only,
              -------------
except as would not have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof: (A) there is no labor strike, work stoppage or lockout pending or, to Seller's knowledge, threatened against the Business and, during the past five years, there has not been any such action; (B) Seller is not a party to or bound by any collective bargaining or guild agreement or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Business; (C) none of the employees of the Business is represented by any guild or labor organization and Seller has no knowledge of any current union organizing activities among the employees of the Business; (D) there are no unfair labor practice charges or complaints relating to the Business pending or, to Seller's knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency; (E) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Business' employees; (F) to Seller's knowledge, no charges with respect to or relating to the Business' employees are pending before the Equal Employment Opportunity Commission or any other corresponding state agency; and (G) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations relating to the Business.

               (ii) There are no employment-related claims, actions, proceedings or investigations pending or, to the Seller's knowledge, threatened against or relating to Seller before any court, governmental, regulatory or administrative authority or body, or arbitrator or arbitration panel which relate in any way to the Transferred Employees. Seller is not subject to any outstanding order, writ, judgment, injunction, decision, award, compliance order, consent decree, conciliation agreement, settlement agreement, affirmative action plan, determination letter or advisory of any court, governmental, regulatory or administrative authority or body, or arbitrator or arbitration panel which relates in any way to the Transferred Employees. Seller is in substantial compliance as respects the Transferred Employees with all contracts, laws and regulatory requirements relating to employment matters including, without limitation, the Fair Labor Standards Act, the National Labor Relations Act, the

Federal Occupational Safety and Health Act, Occupational Safety and Health Act, the Federal Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Protection Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Multi-Employer Pension Plan Amendments Act of 1980, the Worker Adjustment and Retraining Notifications Act and all other laws and regulations pertaining to employment and employee benefits.

               (iii) The salaries set forth Section 7.2 of the Seller Disclosure Schedule are accurate as of the date hereof.

          (o) Employee Benefit Plans. Buyer will not have, as a consequence of
              ----------------------
the transactions contemplated hereby any liability or obligation with respect to or under any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other plan, program or arrangement, whether written or oral, providing for compensation or benefits in connection with the performance of services to Seller maintained by Seller with respect to the employees of the Business or any other Seller employees. Seller has complied with the health care continuation requirements of Section 601 et. seq. of ERISA with respect to the
                                         --- ----
employees of the Business and their spouse, former spouses and eligible dependents.

          (p) Material Contracts. (i) Section 4.1(p)(i) of the Seller Disclosure
              ------------------
Schedule lists as of the date hereof any written contract, agreement and commitment (a "Contract") which relates exclusively to the Business except (A)
               --------
contracts, agreements and commitments made in the ordinary course of business and with an aggregate price of less than $25,000 and (B) all purchase orders (a "Material Contract"). The purchase orders described in Section 4.1(p)(ii) of the
 -----------------
Seller Disclosure Schedule represent substantially all of the outstanding purchase orders as of January 22, 2002.

               (ii) Seller has made available to Buyer true and correct copies of each of the Material Contracts. Except as otherwise indicated in the Seller Disclosure Schedule and except as would not have a Material Adverse Effect, with respect to the Material Contracts, (A) each such Contract is in full force and effect, (B) Seller is not in default of any material obligation under any of such Contracts, (C) to Seller's Knowledge, no other party to any of such Contracts is in default of any material obligation thereunder and (D) there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute a material default thereunder by Seller or, to Seller's Knowledge, a material default by any other party thereunder.

               (iii) All Contracts are in the name of Seller or one of its Affiliates.

          (q) Environmental Matters. (i) To the knowledge of Seller, except as
              ---------------------
would not, individually or in the aggregate, have a Material Adverse Effect:

                    (A) Seller is and has been in compliance with all Environmental Laws (as defined below) applicable to the Business or the Assets and is in compliance with all permits and other authorizations of governmental authorities required under Environmental Laws applicable to the Business or the Assets. Seller has not received any written communication from any Governmental Authority that alleges that the Business is not in compliance with such Environmental Laws or is or was otherwise subject to liability under Environmental Laws.

                    (B) There is no litigation or administrative proceeding under any Environmental Law or any other Environmental Claim (as defined below) pending or, to Seller's knowledge, threatened relating to the Business or the Assets.

                    (C) Materials of Environmental Concern (as defined below) are not present in any of the Assets at levels above the reportable quantities specified in any applicable Environmental Laws, except in compliance with applicable Environmental Laws or Environmental Permits.

                    (D) In regard to the Business and the Assets, Seller has not entered into, and is not subject to, any judgment, order or legally binding agreement relating to compliance with, or liability under, Environmental Laws or the investigation, monitoring or remediation of releases or threatened releases of Materials of Environmental Concern.

               (ii) As used in this Section, the following items have the following meanings:

          "Environmental Claim" shall mean any litigation, administrative
           -------------------
proceeding, claim, action, cause of action, investigation or notice (in each case in writing) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, at or prior to the Closing Date, of any Materials of Environmental Concern or (b) circumstances forming the basis of any violations or alleged violation, of any Environmental Law at or prior to the Closing Date.

          "Environmental Laws" shall mean all applicable Federal, state and
           ------------------
local laws and regulations relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Environmental Permits" shall mean all licenses, franchises, permits,
           ---------------------
privileges, immunities, approvals and other authorizations from any Governmental Authority.

          "Materials of Environmental Concern" shall mean any toxic or hazardous
           ----------------------------------
substance, material or waste or any pollutant or contaminant regulated under any Environmental Law.

          (r) Tax Matters. Immediately prior to the Closing, all Taxes relating
              -----------
to the Assets will have been paid other than Taxes which are not yet due and payable.

          (s) Certain Fees. Neither Seller nor any of its Affiliates have
              ------------
employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

          (t) Customers. Section 4.1(t)(i) of the Seller Disclosure Schedule contains a true and correct list of all of the Business' customers, with customer name and address, for the fiscal year beginning November 1, 2000 and ended October 31, 2001. Section 4.1(t)(ii) of the Seller Disclosure Schedule contains a true and correct list of the Business' largest 20 customers by orders for the period beginning November 1, 1999 and ending October 31, 2001.

          (u) Disclosure. No representation or warranty made by Seller in this
              ----------
Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

          (v) Assets. The Assets consist of all assets which have been used in
              ------
the Business since October 31, 2001, except: (i) assets disposed in the ordinary course of business and (ii) the Excluded Assets.

          (w) No Other Representations or Warranties. Except for the
              --------------------------------------
representations and warranties contained in this Section 4.1, neither Seller nor any other Person makes any express or implied representation or warranty on behalf of Seller, including any implied warranty or representation as to the value, condition, merchantability or suitability as to any of the Assets. In furtherance and not in limitation of the foregoing, it is expressly understood by each party hereto that any cost estimates, projections, predictions or other information contained or referred to in the offering materials or other documents that have been provided to Buyer are not and shall not be deemed to be representations or warranties of Seller.

     4.2 Representations and Warranties of Buyer. Buyer represents and warrants
         ---------------------------------------
to Seller as follows:

          (a) Due Organization; Good Standing and Power. Buyer is a corporation
              -----------------------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has, and on the Closing Date will have, all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and each of the other agreements contemplated hereby or thereby to be entered into by it and to perform its obligations hereunder and thereunder. Buyer has all requisite corporate power to own, lease and operate all of its properties and assets and to carry on its business as now being conducted. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any asset, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, impair the ability of Buyer to perform its obligations hereunder, under the Ancillary Agreements or under any other agreement contemplated hereby or thereby.

          (b) Authorization and Validity of Agreement. The execution, delivery
              ---------------------------------------
and performance by Buyer of this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. When executed and delivered as provided in this Agreement, the Ancillary Agreements and each other agreement contemplated hereby and thereby to be executed and delivered by Buyer will be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (c) No Governmental Approvals or Notices Required; No Conflict with
              ---------------------------------------------------------------
Instruments to Which Buyer Is a Party. The execution, delivery and performance
-------------------------------------
of this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not impair the ability of Buyer to perform its obligations hereunder, under the Ancillary Agreements or under any other agreement contemplated hereby or thereby and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under, (x) the charter or bylaws (or analogous organizational documents) of Buyer or (y) any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound, except in the case of clause (y) for such conflicts, breaches, terminations, defaults, accelerations or liens which would not impair the ability of Buyer to perform its obligations hereunder, under the Ancillary Agreements or under any other agreement contemplated hereby or thereby.

          (d) Certain Fees. Neither Buyer nor any of its Affiliates have
              ------------
employed any broker or finder or incurred any other liability for any brokerage fees, financial advisory fees, commissions or similar payments in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

          (e) Legal Proceedings. There is no litigation, proceeding, tax audit
              -----------------
or governmental investigation pending or, to the knowledge of Buyer, threatened which seeks to question, delay or prevent the consummation of, or would impair the ability of Buyer to perform its obligations hereunder, under the Ancillary Agreements or under any other agreement contemplated hereby or thereby.

          (f) Access to Funds. Buyer has, or has immediate access to, and will
              ---------------
have on the Closing Date, sufficient cash to meet its obligations under Section 3.2.

          (g) No Other Representations or Warranties. Except for the
              --------------------------------------
representations and warranties contained in this Section 4.2, neither Buyer nor any other Person makes any express or implied representation or warranty on behalf of Buyer.

5.   Transactions Prior to Closing
     -----------------------------

     5.1 Access to Information Concerning Properties and Records;
         -------------------------------------------------------
Confidentiality.
---------------

          (a) Seller agrees that, during the period commencing on the date hereof and ending on the Closing Date, it will give or cause to be given to Buyer and its counsel, financial advisors, auditors and other authorized representatives (collectively, "Representatives") such access, during normal
                                ---------------
business hours and upon reasonable advance notice, to the Equipment and books and records of Seller exclusively relating to the Assets or the Business, as Buyer may from time to time reasonably request; provided, however, that Seller
                                                --------  -------
shall have the right to have a representative present at all such times; and provided, further, that such access shall be at the expense and risk of Buyer.
--------  -------
Buyer and its Representatives shall be entitled, in consultation with Seller, to such access to the representatives, officers and employees of Seller to the extent they are involved in the Business as Buyer may reasonably request. Buyer agrees that it will, and will cause its Representatives to, continue to treat all information so obtained from Seller as "confidential information" under the Confidential Disclosure Agreement and will continue to honor its obligations thereunder and that, if requested by Seller, it will cause any of its Representatives so requested to enter into a written agreement acknowledging the terms of the Confidential Disclosure Agreement and agreeing to be bound thereby.

          (b) Notwithstanding Section 5.1 (a) and the information provided to Buyer after the date hereof, Buyer hereby acknowledges that it has made its own determinations with respect to the Business, the Assets and the Assumed Liabilities, and acknowledges and agrees that Seller has made and makes no representations or warranties, express or implied, at common law, by statute or otherwise, except as specifically set forth in this Agreement, and Seller hereby disclaims all implied warranties, including warranties of merchantability or fitness for a particular purpose.

     5.2 Conduct of the Business Pending the Closing Date. From the date
         ------------------------------------------------
hereof through the Closing Date, except as may be expressly permitted by this Agreement or as otherwise agreed to in writing by Buyer, Seller shall cause the Business to be conducted in the usual, regular and ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve intact the Business, keep available the services of the Transferred Employees and preserve its relationships with customers, suppliers, licensees, licensors, distributors, agents and others having business dealings with the Business. From the date hereof through the Closing Date, Seller shall (i) maintain in all material respects the inventory of supplies, parts and other materials and keep the books of account, records and files of the Business, in each case in the ordinary course of business consistent with past practice and
(ii) maintain in full force and effect liability and other insurance with respect to the Assets and the Business providing coverage against such risks and in at least the amounts as provided by the insurance policies currently maintained by Seller to the extent reasonably available to Seller. Without limiting the generality of the foregoing, during the period from the date hereof to the Closing Date, except as set forth in Section 5.2 of the Seller Disclosure Schedule or with the prior written consent of Buyer (which will not be unreasonably withheld or delayed), Seller shall not with respect to the
Business:

          (a) sell, lease, transfer or otherwise dispose of any material Assets, other than in the ordinary course of business consistent with past practice;


          (b) authorize any capital expenditure for the Business in excess of $100,000 for any single project;

          (c) sell, assign, transfer or license or let lapse any Intellectual Property included in the Assets, except for licenses of such Intellectual Property in the ordinary course of business consistent with past practice;

          (d) enter into any contract, lease or other agreement that if in effect on the date hereof would constitute a Material Contract as described in clauses (C), (D) or (E) of Section 4.1(p);

          (e) acquire any assets that are material to the Business except in the ordinary course of business consistent with past practice;

          (f) enter into any contract, license or other agreement that contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement, would (assuming that the other party's consent or approval is not obtained, to the extent required) result in any penalty, additional payments or forfeiture that would be payable or suffered by Buyer at or after the Closing Date;

          (g) except in the ordinary course of business, compromise, settle or waive any material claims or rights related exclusively to the Business; or

          (h) agree or commit to do any of the foregoing.

     5.3 Further Actions; Filings. Subject to the terms and conditions hereof,
         ------------------------
Seller and Buyer agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including without limitation using all reasonable efforts: to obtain prior to the Closing

Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Seller as are necessary for the consummation of the transactions contemplated hereby; to effect all necessary registrations and filings; and to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Seller and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents.

     5.4 Notification. Each party shall notify the other party and keep it
         ------------
advised as to any litigation or administrative proceeding pending and known to such party or, to its knowledge, threatened against such party which challenges the transactions contemplated hereby and any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

     5.5 Customer Information. Seller will use its commercially reasonable
         --------------------
efforts to provide the telephone number and contact person of each customer for the fiscal year beginning November 1, 2000 and ended October 31, 2001.

6.   Conditions Precedent
     --------------------

     6.1 Conditions Precedent to Obligations of Buyer and Seller. The respective
         -------------------------------------------------------
obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Injunction. At the Closing Date, no temporary restraining
              -------------
order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

          (b) Regulatory Authorizations. All consents, approvals, authorizations
              -------------------------
and orders of federal, state and foreign governmental and regulatory authorities which if not obtained would be reasonably likely to subject Buyer, Seller, or any officer, director or agent of any such Person, to civil or criminal liability in connection with the Closing shall have been obtained.

          (c) Execution of Ancillary Agreement. Buyer and Seller shall have
              --------------------------------
previously or concurrently executed the Ancillary Agreements.

          (d) Third Party Consents. All consents and approvals of third parties
              --------------------
described in Schedule 6.1(d) shall have been obtained.
             ---------------

     6.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer
         --------------------------------------------
under this Agreement are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. All representations
              ------------------------------------------
and warranties of Seller contained in this Agreement shall be true in all material respects, in each case on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

          (b) Performance of Agreements. Seller shall have performed in all
              -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Officer's Certificate. Buyer shall have received a certificate,
              ---------------------
dated the Closing Date, of an authorized representative of Seller to the effect that, to the best knowledge, information and belief of such representative after due inquiry, the conditions specified in paragraphs (a) and (b) above have been fulfilled.

          (d) No Material Adverse Effect. Between the date of this Agreement and
              --------------------------
the Closing Date, no change or event resulting in a Material Adverse Effect shall have occurred.

     6.3 Conditions Precedent to the Obligations of Seller. The obligations of
         -------------------------------------------------
Seller under this Agreement are subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. All representations
              ------------------------------------------
and warranties of Buyer contained in this Agreement shall be true in all material respects, in each case on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

          (b) Performance of Agreements. Buyer shall have performed in all
              -------------------------
material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Officer's Certificate. Seller shall have received a certificate,
              ---------------------
dated the Closing Date, of an authorized representative of Buyer to the effect that, to the best knowledge, information and belief of such representative after due inquiry, the conditions specified in paragraphs (a) and (b) above have been fulfilled.

          (d) Certificates of Insurance. Seller shall have received from Buyer
              -------------------------
(i) certificates of insurance for (A) insurance covering the losses and damages to the tangible Assets, (B) general liability insurance covering any damage or injuries caused by Buyer, its contractors or agents of the Seller Facilities or any Excluded Assets resulting from removal and relocation of the Assets from the Seller Facilities pursuant to Section 9.7 of this Agreement and (C) workers' compensation insurance covering work performed on the Seller Facilities by Buyer, its contractors and agents and (ii) waivers of all rights of subrogation against Seller from Buyer and each of such insurance carriers. The general liability insurance specified in clause (i)(B) shall name Seller as an additional insured and be deemed primary as to other insurance available to Seller.

7.   Employee Relations and Benefits
     -------------------------------

     7.1 Pre-Closing Conduct; Other Liabilities. Prior to the Closing Date,
         --------------------------------------
Buyer shall take no action to cause Seller or the Business to terminate the employment of any Transferred Employee (as defined in Section 7.2), and neither Seller nor the Business shall be under any obligation to terminate any Transferred Employee prior to the Closing Date.

     7.2 Offer of Employment. Buyer shall offer employment to, and Seller shall
         -------------------
terminate the employment of, effective as of the Closing Date, each of the individuals listed on the attached Section 7.2 of the Seller Disclosure Schedule, which individuals may be on vacation, authorized leave of absence, sick leave or disability (herein the "Transferred Employees").
                                      ---------------------

     7.3 Employee Benefits. Except as otherwise required by applicable law, the
         -----------------
Transferred Employees shall cease to participate in or accrue further benefits under the Seller's Employee Benefit Plans effective as of the Closing Date. For a period beginning on the Closing Date and ending on the date twelve (12) months after the Closing Date, Buyer shall permit each Transferred Employee who accepts Buyer's offer of employment to participate in Buyer's Employee Benefit Plans ("Buyer Plans") to the same extent as similarly situated employees of Buyer.
  -----------
Except as otherwise provided in this Section 7, Buyer shall not assume any assets or liabilities under Seller's Employee Benefit Plans with respect to the Transferred Employees.

     7.4 Welfare Plans. (a) With respect to any Buyer Plan that is a "welfare
         -------------
benefit plan" (as defined in Section 3(1) of ERISA) or any Buyer Plan that would be a "welfare benefit plan" (as defined in Section 3(1) of ERISA) if it were subject to ERISA, Buyer shall cause to be waived any pre-existing condition limitations.

          (b) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to proper claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Seller shall have no obligation, except as required under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed: in the case of life insurance, when the death occurs, in the case of disability benefits, when the disability occurs, in the case of a hospital stay, when the employee first enters the hospital and in the case of workers compensation benefits, when the event giving rise to the benefits occurs.

     7.5 Employment and Benefit Contracts. Buyer shall not assume any employment
         --------------------------------
contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Seller and any of Seller's employees. Nor shall Buyer assume any obligations arising out of any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Seller, whether or not covered or excluded from coverage under the Employee Retirement Security Act of 1974, as amended (ERISA). Seller shall be solely responsible for complying with all of its obligations, if any, to its employees, including compliance with the provisions of ERISA, the Multi-Employer Pension Plan Amendments Act of 1980 (MPPAA), COBRA and the Worker Adjustment and Retraining Notification Act ("WARN").

     7.6 Collective Bargaining Agreements. Buyer shall not be bound by any labor
         --------------------------------
agreements between Seller and any labor organizations, nor shall Buyer assume any obligations or liabilities whatsoever resulting from any such labor agreements. Buyer shall have no obligation to arbitrate any disputes that may have arisen or may arise in the future under such labor agreements. Buyer shall have no duty to continue or maintain in effect any of the pension, health and welfare or other fringe benefit plans or agreements to which Seller may be a party with any labor organizations. Seller shall assume any and all withdrawal liability under the Multi-Purpose Employer Pension Plan Amendments Act of 1980.

     7.7 Employee Notification. Seller shall give appropriate and sufficient
         ---------------------
notification, as may be required by both law and contract, to all of the Transferred Employees and any of their bargaining representatives of this transaction and of the termination of their employment. Prior to the date hereof, Seller shall make no promises, representations or guarantees to the Transferred Employees or their bargaining representatives about the possibility of their being hired or employed by Buyer or Buyer's agents or subcontractors.

     7.8 No Rights Conferred on Employees. Nothing herein, expressed or implied,
         --------------------------------
shall confer upon any employee or former employee of Seller, Buyer or any of their Affiliates (including, without limitation, the Transferred Employees), any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement.

8.   Termination
     -----------

     8.1 General. This Agreement may be terminated and the transactions
         -------
contemplated herein may be abandoned, by mutual written consent of Buyer and Seller or by Buyer or Seller by written notice to the other party in the event that the Closing Date shall not have occurred on or before June 1, 2002; provided, however, that if the Closing Date shall not have occurred on or before
--------  -------
such date due to the breach of this Agreement by Buyer or Seller, then that party may not terminate the Agreement.

     8.2 Obligations in Event of Terminationn. In the event of any termination
         ------------------------------------
of the Agreement as provided in Section 8.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or Seller, except that the obligations of the parties under the last sentence of Section 5.1, Section 11.2 and this Section
8.2 shall remain in full force and effect, and except that termination shall not preclude any party from suing the other party for willful breach of this Agreement.

9.   Transactions and Activities Subsequent to Closing
     -------------------------------------------------

     9.1 Access to Books and Records; Confidentiality.
         --------------------------------------------

          (a) For a period of two (2) years following the Closing Date, Buyer shall retain and afford, and will cause its Affiliates to retain and afford, to Seller, its counsel and their accountants, during normal business hours and upon seven (7) business days written notice, reasonable access to, the books, records and other data of the Business (including, without limitation, any books, records or other data that may be reasonably requested by Seller in connection with any audit described in Section 9.4(b)) exclusively with respect to the period prior to the Closing Date, to the extent that such access may be reasonably required by Seller to facilitate the preparation and timely filing by Seller of such Tax Returns as it may be required to file with respect to the operations of the Business or the preparation and timely filing of such Tax Returns as Seller shall bear responsibility for preparing pursuant to Section 9.4, the making of any election related to Taxes or in connection with any audit, amended return, claim for refund or any suit or proceeding with respect thereto, the investigation, litigation and final disposition of any claims, suits or proceedings which may have been or may be made against Seller by third parties in connection with the Business and the payment of any amount pursuant to Section 10.4 or in connection with any liabilities or obligations which have not been assumed by Buyer under this Agreement. Buyer will not, and will cause its Affiliates not to, dispose of, alter or destroy any such books, records and other data without giving thirty (30) days' prior notice to Seller to permit Seller, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence.

          (b) Buyer shall further cooperate with Seller in the preparation for and prosecution of the defense of any audit, claim, action or cause of action arising out of or relating to any Excluded Liabilities which have not been assumed by Buyer under this Agreement including, without limitation, by making available evidence within the control of Buyer and persons needed as witnesses employed by Buyer, in each case as reasonably needed for such defense. Seller shall reimburse Buyer for its reasonable out-of-pocket costs relating to its cooperation under this subparagraph.

          (c) For a period of two (2) years following the Closing Date, Seller shall retain and afford to Buyer, its counsel and its accountants, during normal business hours and upon seven (7) business days written notice, reasonable access to the books, records and other data of Seller with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Buyer or any Affiliate of Buyer to facilitate the preparation by Buyer or such Affiliate of such Tax Returns as it may be required to file with respect to the operations of the Business, the making of any election related to Taxes or in connection with any audit, amended return, claim for refund or any suit or proceeding with respect thereto, the investigation, litigation and final disposition of any claims, suits or proceedings which may have been or may be made against Buyer or such Affiliate by third parties in connection with the Business and the payment of any amount pursuant to Section 10.4 or in connection with any liabilities or obligations which have been assumed by Buyer under this Agreement. Seller will not, and will cause its Affiliates not to, dispose of, alter or destroy any such books, records and other data without giving thirty
(30) days' prior notice to Buyer to permit Buyer, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence.

          (d) Seller further agrees to cooperate with Buyer in the preparation for and prosecution of the defense of any audit, claim, action or cause of action arising out of or relating to any liability relating to the Business which arose prior to the Closing and which has been assumed by Buyer, including, without limitation, by making available evidence within the control of Seller and persons needed as witnesses employed by Seller, in each case as reasonably needed for such defense. Buyer shall reimburse Seller for its reasonable out-of-pocket costs relating to its cooperation under this subparagraph.

          (e) Each party to this Agreement (as used in this paragraph (e), a "Receiving Party") agrees that it shall not, nor shall it permit any of its
 ---------------
Affiliates, agents or representatives to, use any confidential or proprietary information contained in any books, records or other data to which it is given access pursuant to this Section 9.1 ("Protected Information") by the other party
                                      ---------------------
to this Agreement (as used in this paragraph (e), a "Providing Party") for any
                                                     ---------------
purpose other than the purposes expressly contemplated by this Section 9.1, or disclose any Protected Information to any other Person, except as may be required for the purposes contemplated by this Section 9.1, as the Providing Party otherwise may agree in writing and as may be required by applicable law. Protected Information shall not include any information that is or becomes generally available to the public other than as a result of disclosure by the Receiving Party, any of its Affiliates, agents or representatives or any third party subject to a known confidentiality obligation with respect to such information. In the event that a Receiving Party or any of its Affiliates, agents or representatives is requested in a judicial, administrative or governmental proceeding to disclose any of the Protected Information, the Receiving Party will promptly so notify the Providing Party so that the Providing Party may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If such protective order or other remedy is not obtained or the Providing Party waives compliance with this Agreement and disclosure of any Protected Information is required, the Receiving Party will furnish only that portion of the Protected Information which is legally required and will exercise all reasonable efforts to obtain a protective order or other reliable assurance at the Providing Party's expense that confidential treatment will be accorded the Protected Information furnished.

     9.2 Communications Received After Closing. Seller authorizes and empowers
         -------------------------------------
Buyer on and after the Closing Date to receive and open all mail received by Buyer relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. Seller shall promptly deliver to Buyer any mail or other communication received by them after the Closing Date pertaining to the Business or the Assets and any cash, checks or other instruments of payment to which Buyer is entitled. Buyer shall promptly deliver to Seller any mail or other communication received by it after the Closing Date pertaining to the assets and liabilities described in Sections 2.2 and 2.6, and any cash, checks or other instruments of payment in respect thereof.

     9.3 Asset Returns. In the event Buyer receives any assets of Seller that
         -------------
are not intended to be transferred pursuant to the terms of this Agreement, whether or not related to the Business, Buyer agrees to promptly return such assets to Seller at Seller's expense. In the event that, following the Closing, Seller receives any assets that were intended to be, but were not, transferred pursuant to this Agreement at the Closing, Seller shall promptly notify Buyer to such effect and shall comply with its obligations in respect thereof contemplated by Section 2.4.

     9.4 Certain Tax Matters.
         -------------------

          (a) Buyer shall be liable for and pay for all sales, transfer and similar Taxes arising from, or attributable or related to, the sale, transfer or assignment to Buyer of any of the Assets pursuant to this Agreement.

          (b) To the extent related to the Assets or the Business, Seller and Buyer shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, any audit, or any claim of refund or credit in respect of Taxes and any records or other information relevant to such Tax Returns, audits, or claims.

          (c) If, and to the extent that, Buyer receives any Tax refund or credit due to Seller pursuant to this Agreement, Buyer shall promptly reimburse Seller in an amount equal to such refund or credit.

     9.5 Non-compete.
         -----------

          (a) For a period of three (3) years after the Closing, neither Seller nor any Controlled Subsidiary of Seller will (x) engage in a Competitive Activity or (y) invest in, acquire or loan money to a Business Competitor; provided, however, that this will not prevent:
--------  -------

               (i) the acquisition of up to a 5% equity interest in a Business Competitor; and

               (ii) the acquisition, merger or any other business combination with or investments in any Person whose primary business is not a Competitive Activity.

          (b) For purposes of this Section 9.5, the following definitions shall apply:

               (i) "Business Competitor" means any Person that engages in a Competitive Activity.

               (ii) "Competitive Activity" means product lines in the handheld portable Cable TV or handheld portable Cable MODEM test equipment market. For the avoidance of doubt, a

"Competitive Activity" does not include general-purpose spectrum analyzers or equipment for the wireless or video test markets and all applications based on the foregoing.

     9.6 Non-Solicitation of Employees.
         -----------------------------

          (a) During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, without the prior written consent of Buyer, the Service Test Division of the Communications Solutions Group of Seller Group or in the event of a reorganization by Seller of its Service Test Division, the new Seller Group division which comprises of the Service Test Division, shall refrain from, either alone or in conjunction with any other Person (including any Controlled Subsidiary), directly or indirectly:

               (i) soliciting the employment of any Transferred Employee who accepts Buyer's offer of employment unless such Transferred Employee is terminated by Buyer; or

               (ii) causing or attempting to cause any Transferred Employee to resign or sever a relationship with Buyer Group.

          (b) During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, without the prior written consent of Seller, Buyer Group shall refrain from, either alone or in conjunction with any other Person, directly or indirectly:

               (i) soliciting the employment by Buyer Group of any Person who is an employee of the Service Test Division of the Communications Solutions Group of Seller Group or in the event of a reorganization by Seller of its Service Test Division, the new Seller Group division which comprises of the Service Test Division, other than Transferred Employees, unless such employee is terminated by Seller Group; or

               (ii) causing or attempting to cause any employee of the Service Test Division of the Communications Solutions Group of Seller Group, or in the event of a reorganization by Seller of its Service Test Division, the new Seller Group division which comprises of the Service Test Division, other than Transferred Employees to resign or sever a relationship with Seller Group.

          (c) The parties agree that the foregoing restrictions in subsections
(a) and (b) shall not apply to any general solicitation by Buyer Group or Seller Group not specifically directed at employees of the Service Test Division of Seller Group or Transferred Employees made in a newspaper or other periodical or any electronic or broadcast medium.

          For purposes of this Section 9.6, "Seller Group" shall mean Seller and its Controlled Subsidiaries and "Buyer Group" shall mean Buyer and its Controlled Subsidiaries.

     9.7 Removal of Assets.
         -----------------

          (a) Promptly (but in any event no later than ten (10) days) following the Closing Date (the "Removal Period"), Buyer will, at Buyer's cost and
                       --------------
expense, prepare the Assets for relocation and relocate the Assets from Seller's facilities at which such Assets are then located (the "Seller Facilities"),
                                                       -----------------
other than as provided for in the Manufacturing Agreement. Seller agrees to co-operate fully with Buyer and provide Buyer all reasonable assistance requested by Buyer in connection with the planning and implementation of the transfer of Assets or any portion of any of them to Buyer's facilities or such other location as Buyer shall designate so as to provide for such transfer to occur in an efficient, cost-effective, timely and orderly manner. The risk of loss for all Assets shall be with the Buyer at all times after the Closing.

          (b) Assets shall be transported by or on behalf of Buyer, and:

               (i) during the Removal Period, until all of the Assets are removed from the Seller Facilities, Seller will, or will cause its Affiliates to, permit Buyer and its authorized agents or representatives, upon reasonable prior notice, to have reasonable access to the Seller Facilities during normal business hours to the extent necessary to disconnect, detach, remove, package and crate the Assets for transport;

               (ii) Buyer shall be responsible for disconnecting and detaching all Equipment from the floor, ceiling and walls of the Seller Facilities such that all Equipment may be freely removed from the Seller Facilities by Buyer; and

               (iii) Buyer shall be responsible for packaging and loading the Assets for transport and reinstalling the Assets to such location(s) as Buyer shall determine.

          (c) Buyer shall use due care in removing and relocating the Assets from the Seller Facilities. Buyer shall be responsible for and indemnify and hold Seller harmless against any damage to the Seller Facilities or any Excluded Assets or any claims for loss or damages or bodily or personal injury by any person including Buyer's employees, contractors and agents resulting from Buyer's removal and relocation of the Assets from the Seller Facilities.

     9.8 Ancillary Agreement. At the Closing, each of Buyer and Seller shall
         -------------------
execute and deliver the Ancillary Agreements.

     9.9 Trademark Issues.
         ----------------

          (a) Seller shall discontinue its use of CALAN as a trademark for Seller's products and services after the Closing Date; provided that Seller shall not be required to remove existing references to CALAN from materials published prior to the Closing Date until such time as such materials are revised in the ordinary course of business.

          (b) Buyer acknowledges and agrees that it is not authorized under this Agreement to apply the AGILENT name or logo (hereinafter, "Agilent Branding") to any products, parts, documentation, advertising, and other materials.

          (c) With respect solely to finished Products, works-in-progress, spare parts, subassemblies, components, supplies and inventory and documentation transferred from Seller to Buyer pursuant to this Agreement:

               (i) Buyer may resell the finished Products that bear Agilent Branding so long as such Products were transferred from Seller to Buyer in a finished condition (ready for sale to end consumers).

               (ii) Buyer may incorporate any works-in-progress, spare parts, subassemblies, components, supplies and inventory that bears Agilent Branding into new Products until

December 31, 2002 so long as the AGILENT Branding on such parts is not visible to end consumers in the ordinary course of the Products' use.

               (iii) Buyer may distribute documentation that bears Agilent Branding with the Products until December 31, 2002 so long as such documentation bears a prominent sticker on the front cover identifying Buyer as the source of such documentation and stating that references to Seller in such documentation should be interpreted as references to Buyer.

          (d) Buyer agrees to accompany all Products and documentation bearing Agilent Branding, as well as all Products containing parts bearing Agilent Branding, with stickers and/or explanatory materials sufficient to notify consumers that Buyer is the proper contact and sole responsible party for such products, parts and materials.

10.  Indemnification.
     ---------------

     10.1 Seller Indemnification. Subject to Section 10.4, Seller shall
          ----------------------
indemnify and hold Buyer and its Affiliates harmless against:

          (a) all obligations and liabilities of Seller, whether accrued, absolute, fixed, contingent or otherwise, disclosed or undisclosed, not expressly assumed by Buyer pursuant to this Agreement or the Assumption Agreement;

          (b) any actual damage, loss, liability, claim or expense (including reasonable attorneys' fees and other reasonable costs of defense) (collectively, "Damages") incurred or sustained by Buyer as a result of any breach by Seller of
 -------
its covenants contained herein which survive the Closing;

          (c) any actual Damages incurred or sustained by Buyer as a result of any breach by Seller of its representations and warranties contained in Section
4.1 or in the certificate delivered pursuant to Section 6.2(c); and

          (d) As stated on Section 4.1(1) of the Seller Disclosure Schedule, Intel Corporation has put Seller on notice of United States Patent No. 5,621,892 and has alleged that the `892 Patent is relevant to the Business. Not to limit any other provision of this Section 10.1, Seller and Buyer agree:

               (i) Seller shall indemnify and hold Buyer harmless from any and all Damages relating to the `892 Patent. Seller agrees, not by way of limitation, to indemnify Buyer for all costs of settlement; judgments; royalties; license fees; damages; enhanced damages; attorneys' fees; and experts' fees. There will be no limit to Seller's indemnification.

               (ii) Buyer agrees to notify Seller as soon as is reasonably possible upon receiving notice or contact of any sort relating to the `892 Patent from Intel, or any other person attempting to enforce the `892 Patent. Upon receiving such notice from Buyer, Seller shall immediately, at its own expense, take up the defense of Buyer, and Buyer shall thereafter have no responsibility for the defense other than assisting Seller by providing information, including documents and witnesses, reasonably necessary for the defense. After Seller has taken up the defense, Buyer may engage its separate counsel for advice relating to the `892 Patent; Buyer shall, however, be solely responsible for attorneys' fees and expenses relating to such separate counsel.

               (iii)If after receipt of notice Seller should fail to take up Buyer's defense, then Buyer may take up the defense itself, and Seller shall reimburse Buyer for all expenses and costs, including, but not by way of limitation, all costs of settlement; judgments; royalties; license fees; damages; enhanced damages; attorneys' fees; and experts' fees. Buyer shall, from time to time but no more frequently than semi-monthly, submit itemized statements to Seller for reimbursement; Seller shall pay to Buyer the amount of such statements without question and within 14 days of receipt.

               (iv) Should Buyer be enjoined from practicing the claimed subject matter of the '892 Patent, Seller shall, in less than 60 days, procure for Buyer a license to practice the claimed subject matter of the `892 Patent.

     10.2 Buyer Indemnification. Subject to Section 10.4, Buyer shall indemnify
          ---------------------
and hold Seller and its Affiliates harmless against:

          (a) all obligations and liabilities of Seller expressly assumed by Buyer pursuant to this Agreement or the Assumption Agreement;

          (b) any actual Damages incurred or sustained by Seller as a result of any breach by Buyer of its covenants contained herein which survive the Closing;

          (c) any actual Damages incurred or sustained by Seller as a result of any operations of the Business after the Closing;

          (d) any actual Damages incurred or sustained by Seller as a result of any breach by Buyer of its representations and warranties contained in Section
4.2 or in the certificate delivered pursuant to Section 6.3(c);

          (e) any and all Taxes and expenses described in Section 9.4;

     10.3 Certain Limitations.
          -------------------

          (a) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of Seller to Buyer for all Damages under Section
10.1 (c) shall be limited to a maximum of $1,400,000.

          (b) Notwithstanding anything contained herein to the contrary, Seller shall not be obligated to make any indemnification payment under Section 10.1
(c) unless and until the aggregate Damages sustained by Buyer collectively exceed $50,000.

          (c) Notwithstanding anything contained herein to the contrary, Buyer shall not be obligated to make any indemnification payment under Section 10.2(d) unless and until the aggregate Damages sustained by Buyer collectively exceed $50,000.

          (d) The representations and warranties contained in Section 4.1 and
Section 4.2 of this Agreement shall survive the Closing until the eighteen-month anniversary of the Closing Date. The covenants and agreements contained in this Agreement shall survive the Closing until the date or dates specified therein or, if not so specified, until the expiration of the applicable statute of limitations with respect to the matters contained therein.

          (e) The obligations to indemnify and hold harmless a party hereto pursuant to Section 10.1 (c) or 10.2(e) shall terminate when the applicable representation or warranty terminates pursuant to Section 10.3(c); provided,
                                                                   --------
however, that such obligations to indemnify and hold harmless
-------
shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable survival period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the indemnifying Person.

     10.4 Notice of Damages. If the Buyer or Seller or any of their respective
          -----------------
Affiliates, as the case may be (an "Indemnified Party"), believes in good faith
                                    -----------------
that it has suffered or is likely to suffer any Damages against which it is indemnified pursuant to this Agreement, it shall notify the other party (an "Indemnifying Party") promptly in writing. The failure of any Indemnified Party
 ------------------
to give notice as provided herein shall not relieve the Indemnifying Party of their obligations under this Section 10, unless such failure results in actual detriment to the Indemnifying Party, and only to the extent of such detriment.

     10.5 Third-Party Claims. With respect to third-party claims, all claims for
          ------------------
indemnification by an Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 10.5. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice").
                                                                 ------------
The Indemnifying Party shall have thirty (30) days from the date of receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i)
                       -------------
whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any subsidiary or Affiliate thereof or if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or demand. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Sections 10.3. Buyer and Seller shall each render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

     10.6 Sole and Exclusive Remedy. The indemnity provided in this Section 10
          -------------------------
shall be the sole and exclusive remedy of the Indemnified Party against the Indemnifying Party at law or equity for any matter covered by this Section.

     10.7 Treatment of Indemnification Payments. Any payment made pursuant to
          -------------------------------------
the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price.

11.  Miscellaneous
     -------------

     11.1 Public Announcements. Prior to the Closing Date, no news release or
          --------------------
other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by either party without the prior consent of the other party, except as may be required by applicable law, court process or by obligations of such party or its Affiliates pursuant to any listing agreement with any national securities exchange, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     11.2 Expenses. Subject to the provisions of Section 9.4, whether or not the
          --------
transactions contemplated by this Agreement are completed, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees and accountants' fees.

     11.3 Notices. All notices, requests, demands and other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if telecopied (followed with confirmatory notice by overnight courier) or if mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

                    (a)  If to Seller:

                    Communications Services Solutions
                    Agilent Technologies Deutschland GmbH
                    CSS-MGMT, Building 3
                    Herrenbergerstr. 130
                    71034 Boeblingen
                    Germany
                    Attn: General Manager

                    with copies to:

                    Agilent Technologies, Inc.
                    395 Page Mill Road
                    Palo Alto, CA 94306
                    Attn: General Counsel
                    Fax: (650) 752-5082

                    (b)  If to Buyer:

                    Sunrise Telecom Incorporated
                    302 Enzo Drive
                    San Jose, California 95138
                    Attention: Peter L. Eidelman, Chief Financial Officer
                    Fax:

                    with copies to:

                    John F. Seegal, Esq.
                    Orrick,  Harrington & Sutcliffe  LLP
                    Old Federal  Reserve  Bank  Building
                    400 Sansome Street
                    San Francisco, CA 94111-3143
                    Fax: (415) 773-5759

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or telecopy, on the third Business Day after the mailing thereof or on the first day after delivery by overnight courier.

     11.4 Entire Agreement. This Agreement (including the Exhibits and Schedules
          ----------------
hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     11.5 Binding Effect; Benefit. This Agreement shall inure to the benefit of
          -----------------------
and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.6 Bulk Sales Law. Buyer and Seller each agree to waive compliance by the
          --------------
other with the provisions of the bulk sales law of any jurisdiction.

     11.7 Assignability. This Agreement shall not be assignable by either party
          -------------
hereto, in whole or in part or by operation of law or otherwise, without the prior written consent of the other party hereto; provided, that either party
                                                 --------
hereto may assign its rights and obligations, in whole or in part, to any Controlled Subsidiary of such party so long as such party remains bound by all the terms of this Agreement and no such assignment shall relieve such party of its obligations and liabilities hereunder. Any purported assignment in violation of this Section 11.7 shall be null and void.

     11.8 Amendment; Waiver. This Agreement may be amended, supplemented or
          -----------------
otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this

Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.9 Disclosure Schedules, Schedules and Exhibits; Interpretation. It is
          -----------------------------------------------------------
understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item on any Disclosure Schedule, Schedule or Exhibit to this Agreement is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of such items in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included on any Disclosure Schedule, Schedule or Exhibit to this Agreement is or is not material for purposes of this Agreement.

     11.10 Consents. To the extent that any consents needed to assign to Buyer
           --------
any of the Assets have not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any such consent shall not be obtained on or prior to the Closing Date, then Seller and Buyer shall use their reasonable efforts in good faith to obtain such consent as promptly as practicable thereafter and if in the reasonable judgment of Buyer such consent may not be obtained, the parties shall use reasonable efforts in good faith to cooperate, and to cause each of their respective Affiliates to cooperate, in any lawful arrangement designed to provide for Buyer the benefits under any such Assets. In the event that there are any contracts, purchase orders or other commitments for the purchase of Products or services from Seller or any of its Affiliates that have not been assigned on or prior to the Closing, to the extent permitted under the terms and conditions of such commitments and under the applicable laws, Buyer agrees to sell such Products or services to Seller or its Affiliate at list to enable Seller or its Affiliate to meet its obligations under such commitment. In the event that there are any contracts, purchase orders or other commitments for the purchase of materials and services by Seller or its Affiliates, a list of which shall be provided to Buyer at Closing, that have not been assigned on or prior to the Closing, to the extent permitted under the terms and conditions of such commitments and under the applicable laws, Buyer agrees to buy such materials and services at cost.

     11.11 Section Headings, Table of Contents. The section headings contained
           -----------------------------------
in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.12 Severability. If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     11.13 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     11.14 Applicable Law. This Agreement shall be governed by, and construed in
           --------------
accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within that state.

     11.15 Consent to Jurisdiction.Each party hereto irrevocably submits to the
           -----------------------
non-exclusive jurisdiction of any court located within the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                     AGILENT TECHNOLOGIES, INC.


                                     By: /s/ Bill Mortimer
                                        ----------------------------------------
                                        Name: Bill Mortimer
                                        Title:Vice President and General Manager
                                              Communications Services Solutions

                                     SUNRISE TELECOM INCORPORATED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

     11.11 Section Headings, Table of Contents. The section headings contained
           -----------------------------------
in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.12 Severability. If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     11.13 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     11.14 Applicable Law. This Agreement shall be governed by, and construed in
           --------------
accordance. with, the laws of the State of California applicable to contracts executed and to be performed entirely within that state.

     11.15 Consent to Jurisdiction. Each party hereto irrevocably submits to the
           -----------------------
non-exclusive jurisdiction of any court located within the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                  AGILENT TECHNOLOGIES, INC.


                                  By:
                                     -------------------------------------------
                                     Name: Bill Mortimer
                                     Title:Vice President and General Manager
                                           Communications Services Solutions

                                  SUNRISE TELECOM INCORPORATED


                                  By: /s/ Paul Ker-Chin Chang
                                     -------------------------------------------
                                     Name: Paul Ker-Chin Chang
                                     Title: President & Chief Executive Officer

                                    SCHEDULES

                           Seller Disclosure Schedule
                           --------------------------

                                    SCHEDULES

Schedule 2.1(a)(i)         -     Transferred Intellectual Property
Schedule 2.1(a)(ii)        -     Licenses
Schedule 2.2(r)            -     Other Excluded Assets
Schedule 3.3(c)            -     Closing Statement
Schedule 3.4               -     Allocation Schedule
Schedule 6.1(d)            -     Consents

                                    EXHIBITS

EXHIBIT A - Products of the Business

EXHIBIT B - Form of Patent License Agreement

EXHIBIT C - Form of Software License Agreement

EXHIBIT D - Certain Terms of Manufacturing Agreement

EXHIBIT E - Form of Bill of Sale

EXHIBIT F - Form of Software Assignment Agreement

EXHIBIT G - Form of Trademark Assignment Agreement

EXHIBIT H - Form of Assumption Agreement

                               SCHEDULE 2.1(A)(I)
                       TRANSFERRED INTELLECTUAL PROPERTY

Trademark
---------

Trademark Name: CALAN
Class: 9
Status: Registered
Filed: 4/15/1992
Serial No.: 74/265968
Registered: 12/22/1992
Registration No. 1,741,051

Software
--------

Production Test Software for Eclipse (2010/3010)
Production Test Software for Patriot (N1776B)
Calibration Test Software for Eclipse (2010/3010)
Calibration Test Software for Patriot (N1776B)

Other Intellectual Property
---------------------------

All original ad copy, data sheet originals, artwork and photographs used exclusively for the Products.

Trade secrets and know-how exclusively used by the Business.

                               SCHEDULE 2.1(A)(II)
                                    LICENSES

License Agreement, effective as of October  , 1999, between ComSonics,
                                          --
Incorporated and Agilent Technologies, Inc.

Software License Agreement, dated October 6, 2000, between Acterna Corporation and Agilent Technologies, Inc.

Software License Agreement, dated August 14, 2001, between Tollgrade Communications and Agilent Technologies, Inc.

                                 SCHEDULE 2.2(R)
                             OTHER EXCLUDED ASSETS

Solid Designer
All ADS software development tools
All personal computers (other than the personal computers included as part of the production work stations)
All cells phones
All office equipment
All business servers
All vehicles
All test stations located at Agilent service centers
All broadband development software tools
All third-party software licenses other than those set forth on Schedule 2.1(a)(ii)
All Inventory used by and allocated to Agilent service centers

                                 SCHEDULE 3.3(C)
                                CLOSING STATEMENT

The Closing Statement will be prepared in a manner consistent with the determination of Inventory and Equipment in the Financial Statements set forth in Section 4.1(e)(i) of the Seller Disclosure Schedule, subject to the qualifications, assumptions and other limitations set forth in the Financial Statements and in Section 4.1(e)(ii) of the Seller Disclosure Schedule. Without limiting the foregoing, Inventory was prepared as described Schedule 4.1(e)(ii) Number 8, and Equipment was prepared as described in Schedule 4.1(e)(ii) Number 9.

                                  SCHEDULE 3.4
                           PURCHASE PRICE ALLOCATION

Asset                               U.S.        Singapore   Total
Equipment                              75,187           0      75,187
Gross Inventory                       531,140   1,130,467   1,661,607
Molds                                 609,236           0     609,236
Other Intellectual Property           250,000           0     250,000
(Trademark)
Workforce in Place                          0           0           0
Other Intangibles                   4,175,170           0   4,175,170
Total Purchase Price                5,640,733   1,130,467   6,771,200

The allocation for the Equipment, Inventory and Molds will be adjusted in accordance with Section 3.3 of the Agreement.

                                 SCHEDULE 6.1(D)
                                    CONSENTS

Software License Agreement, dated October 6, 2000, between Acterna Corporation and Agilent Technologies, Inc.

Software License Agreement, dated August 14, 2001, between Tollgrade Communications and Agilent Technologies, Inc.

Development & Manufacturing Agreement, dated February 1, 2001, between Telsey Telecommunications and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective June 12, 2001, between Adelphia Communications and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective April 1, 2001, between Charter Communications and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, dated effective March 5, 2001, between Cox Communications and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective February 1, 2000, between Time Warner and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective April 26, 2001, between Comcast Cable Communications and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective May 1, 2001, between Communications Construction Group and Agilent Technologies, Inc.

Terms and Conditions of Sale and Service, effective November 22, 2001, between Eastlink Cable Systems and Agilent Technologies Canada, Inc.

Agilent Calan Products Terms and Conditions, dated November 1, 2000, between Rafael Pasteur y Asociados and Agilent Technologies Spain S.L.

Agilent Calan Products Terms and Conditions, effective January 7, 2001, between M-Tec N.V. and Agilent Technologies Belgium N.V.

                                    EXHIBIT A
                            PRODUCTS OF THE BUSINESS

85950A    1776      Support Only (Product is obsolete)

85960B    2010B

85961B    3010B

85962A    3010R

85963A    3010H

N1776A    CaLan Cable Advisor

H7297ZA   accessCable

                                    EXHIBIT D
                    Certain Terms of Manufacturing Agreement

..    At the Closing, Buyer will take on responsibility for:
     .    Order Management
     .    Customer shipments

..     Seller will continue to build 85960B/2010B, 85961B/3010B, 85962A/3010R and 85963A/3010H products for Seller for up to 6 weeks after the Closing. During that time:
     . Seller will train Buyer's employees at Seller's facility in Singapore on product assembly, test and repair
     . Buyer will make a last build request (with consultation from Seller) by Closing.
     . Seller will make reasonable efforts to fulfill that last build during 6 week period.

..    During 6 week build period, Seller will charge Buyer a reasonable rate that covers Seller's expenses. Seller and Buyer will agree upon the costing methodology by Closing.

..    At end of 6 weeks, Buyer will tear down, ship and set up the Equipment used in the build. Seller's personnel will provide limited consulting support at Seller's facility in Singapore.

..    Seller will provide additional training after production Equipment has been transferred to Taiwan under separate contract if requested by Buyer.

..    Buyer will purchase from Seller the Inventory ordered during the 6-week period at cost.

..    Seller to provide list of parts that contain Agilent branding shortly after the Closing and Buyer will own the implementation of necessary rebranding efforts.

..    Responsibility for the production of the 85950A/1776, N1776A/CaLan Cable
     Advisor and H7297ZA/accessCable products will transfer to Buyer immediately at Closing.

..    Responsibility for accessCable product will also be transferred to Buyer at
     Closing.

                                                            Agilent Confidential

                                 AMENDMENT #1 TO
                            ASSET PURCHASE AGREEMENT

     This Amendment #1 is made as of February 28, 2002 (the "Agreement"), by and between Agilent Technologies, Inc., a Delaware corporation ("Agilent") and Sunrise Telecom Incorporated, a Delaware corporation ("Sunrise") to the Asset Purchase Agreement, dated as of January 23, 2002, between Agilent and Sunrise (the "Original Agreement"). All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Original Agreement.

                                 R E C I T A L S
                                 ---------------

     WHEREAS, Agilent and Sunrise desire to amend the Original Agreement in the manner set forth below.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. Amendments to the Original Agreement. The parties agree that the
        ------------------------------------
Original Agreement shall be amended as follows:

          1.1 Amendment to Section 2.1(d). Section 2.1(d) will be deleted in its
              ---------------------------
entirety and replaced with the following:

     "To the extent assignable under the terms thereof or applicable law, Seller's right, title and interest in and to contracts, maintenance and service agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases, purchase orders and other agreements (including but not limited to, any agreements of Seller with suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein) that relate exclusively to the Business, whether or not entered into in the ordinary course of the Business, except for those contracts, agreements and commitments set forth on Schedule
                                                                  --------
     21(r); provided, however that a list of all purchase orders shall be
     -----  --------  -------
     provided within 2 business days of Closing and a list of other agreements with an aggregate price of $25,000 or more shall be provided at Closing;

          1.2 Amendment to Section 2.1. The following will be added to the end
              ------------------------
of Section 2.1 of the Original Agreement:

     "Notwithstanding the foregoing, the records set forth on Schedule 2.1(1)
                                                              ---------------
     may be delivered by the Seller within seven (7) business days of the Closing and the Inventory set forth on Schedule 2.1(2) may be delivered by
                                            ---------------
     the Seller on or prior to March 4, 2002."

          1.3 Amendment to Schedule 2.1(a)(ii). The following will be deleted
              --------------------------------
from Schedule 2.2(a)(ii) of the Original Agreement:

     "Software License Agreement, dated October 6, 2000, between Acterna Corporation and Agilent Technologies, Inc."

          1.4 Amendment to Section 2.5(c). Section 2.5(c) of the Original
              ---------------------------
Agreement will be deleted in its entirety and replaced with the following:

     "(c) all liabilities and obligations for product warranties, repairs and upgrades of Products sold prior to, on or after the Closing Date where the sale of such Products is completely documented in a data base or other document. Seller shall deliver to Buyer the database or other document within two (2) business days of the Closing; and"

          1.5 Amendment to Section 5.5. Section 5.5 of the Original Agreement
              ------------------------
will be deleted in its entirety and replaced with the following:

     "5.5 Customer Information. Seller will use its commercially reasonable
          --------------------
     efforts to provide the telephone number and contact person of each customer for the fiscal year beginning November 1, 2000 and ended October 31, 2001 other than the customers set forth on Schedule 5.5."
                                           -------------

          1.6 Amendment to Section 9.7(a). Section 9.7(a) of the Original
              --------------------------
Agreement will be deleted in its entirety and replaced with the following:

     "(a) Promptly (but in any event no later than ten (10) days) following the Closing Date (a "Removal Period"), Buyer will, at Buyer's cost and expense,
                      --------------
     prepare the Assets for relocation and relocate the Assets from Seller's facilities at which such Assets are then located (the "Seller Facilities"),
                                                            -----------------
     other than as provided for in the Manufacturing Agreement and other than the Assets set forth on Schedule 2.1(1) and Schedule 2.1(2). Buyer will, at
                             --------------      ---------------
     Buyer's cost and expense, prepare the Assets set forth on Schedule 2.1(1)
                                                               ---------------
     and Schedule 2.1(2) for relocation and relocate them from Seller Facilities
         --------------
     promptly (but in any event no later than ten (10) days) following the delivery dates set forth in Section 2.1 (a "Removal Period"). Seller agrees
                                                 --------------
     to co-operate fully with Buyer and provide Buyer all reasonable assistance requested by Buyer in connection with the planning and implementation of the transfer of Assets or any portion of any of them to Buyer's facilities or such other location as Buyer shall designate so as to provide for such transfer to occur in an efficient, cost-effective, timely and orderly manner. The risk of loss for all Assets (other than the Assets set forth on
     Schedule 2.1(1) and Schedule 2.1(2)) shall be with the Buyer at all times
     ---------------     ----------------
     after the Closing. The risk of loss for the Assets set forth on Schedule
                                                                     --------
     2.1(1) and Schedule 2.1(2) shall be with the Buyer at all times after th
     -----      ---------------
     delivery date set forth in Section 2.1."

          1.7 Addition of Section 9.10. The following shall be added as a
              ------------------------
new Section

     9.10:

     "9.10 Confidentiality of Component Price/Cost Information. Buyer will not
           ---------------------------------------------------
     disclose to any third party the component price/cost information provided to Buyer by Seller and will use such price/cost information only for internal accounting purposes and for no other purpose, including, without limitation, for use in negotiating prices with suppliers."

          1.8 Amendment to Schedule 2.2(r). The following shall be added to the
              ----------------------------
end of Schedule 2.2(r) of the Original Agreement:

     "Software License Agreement, dated October 6, 2000, between Acterna Corporation and Agilent Technologies, Inc."

          1.9 Amendment to Schedule 3.4. Schedule 3.4 of the Original Agreement
              -------------------------
shall be deleted in its entirety and replaced with Exhibit A to this Agreement.

          1.10 Amendment to Schedule 6.1(d). The following shall be deleted from
               ----------------------------
Schedule 6.1 (d) of the Original Agreement:

     "Software License Agreement, dated October 6, 2000, between Acterna Corporation and Agilent Technologies, Inc."

     "Terms and Conditions of Sale and Service, effective June 12, 2001, between Adelphia Communications and Agilent Technologies, Inc."

     "Agilent Calan Products Terms and Conditions, dated November 1, 2000, between Rafael Pasteur y Asociados and Agilent Technologies Spain S.L."

          1.11 Addition of Schedule 2.1(1). Exhibit B of this Agreement shall be
               --------------------------
added as Schedule 2.1(1) of the Original Agreement.
         --------------

          1.12 Addition of Schedule 2.1(2). Exhibit C of this Agreement shall be
               --------------------------
added as Schedule 2.1(2) of the Original Agreement.
         --------------

          1.13 Addition of Schedule 5.5. Exhibit D of this Agreement shall be
               ------------------------
added as Schedule 5.5 of the Original Agreement.
         ------------

     2. General. This Agreement may be executed in one or more counterparts, all
        -------
of which shall be considered one and the same agreement and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 AGILENT TECHNOLOGIES, INC.


                                 By:
                                    --------------------------------------------
                                    Name: Hamish Gray
                                    Title:Controller
                                          Communications Services Solutions


                                 SUNRISE TELECOM INCORPORATED


                                 By:/s/ Paul Ker-Chin Chang
                                    --------------------------------------------
                                    Name: Paul Ker-Chin Chang
                                    Title:President & Chief Executive Officer

                   [AMENDMENT #1 TO ASSET PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

                                 AGILENT TECHNOLOGIES, INC.


                                 By:/s/ Hamish Gray
                                     -------------------------------------------
                                    Name: Hamish Gray
                                    Title: Controller
                                           Communications Services Solutions

                                 SUNRTSE TELECOM INCORPORATED


                                 By:
                                     -------------------------------------------
                                    Name:Paul Ker-Chin Chang
                                    Title:President & Chief Executive Officer

                   [AMENDMENT #1 TO ASSET PURCHASE AGREEMENTT]

                                    EXHIBIT A
                                  SCHEDULE 3.4
                            PURCHASE PRICE ALLOCATION

Asset                                 U.S.         Singapore      Total

Equipment                             71,840              0      71,840
                                   ---------        -------   ---------
Net Inventory                        942,767        661,532   1,604,300
-------------                      ---------        -------   ---------
Molds                                743,247              0     743,247
-----                              ---------        -------   ---------
Other Intellectual Property          250,000              0     250,000
(Trademark)                        ---------        -------   ---------
-----------
Workforce in Place                         0              0           0
                                   ---------        -------   ---------
Other Intangibles                  4,430,879              0   4,430,879
-----------------                  ---------        -------   ---------
Total Purchase Price               6,438,734        661,532   7,100,266
                                                    -------   ---------

The allocation for the Equipment, Inventory and Molds will be adjusted in accordance with Section 3.3 of the Agreement.

                                    EXHIBIT B

                                 SCHEDULE 2.1(1)

Inventory cost information by component and location shall be provided within 7 business days after the Closing.

                                    EXHIBIT C

-------------------------------------------------------------------------------------------------------
Part#         Description              OHB Stores   IC_CATALOG_PRICE   IC CATALOG*OHB    STD_LL_LAB_DOL
-------------------------------------------------------------------------------------------------------
0249          cable tie                    140            0.0319               4.466           0
0005          spacer                       280              0.05                  14           0
0785          bubble bag                    70              0.31                21.7           0
0573          Adhesive                       3              7.14               21.42           0
0515-0430     screws 3M x 6 mm             700            0.0425               29.75           0
0031          attachment                   140            0.0265                3.71           0
0374          10mm                        2000             0.067                 134           0
0341          Battery                       50              2.35               117.5           0
1038          assy                         280             0.089               24.92           0
2006          screws                       280            0.0908              25.424           0
2195          screws                       420               0.2                  84           0
0380          screws                       560              0.09                50.4           0
1539          9 X 12                        70              0.29                20.3           0
2524          Connector                    140              1.97               275.8           0
6314          insert                        70             0.085                5.95           0
7100-1330     the Analog IF Board          100           -0.0001               -0.01           0
6506          label set                     70             0.393               27.51           0
1077          Screw                        280               2.7                 756           0
2549          screw nut                    280              0.25                  70           0
7100-1349     the Analog IF Board          118              3.24              382.32           0
7100-1354     the Analog IF Board          300              3.09                 927           0
8178          statement                     70             0.119                8.33           0
20009         Nuts (PMC)                   635           11.3452            7204.202           0
N1776-60030   Housing Overmold               0           15.2082                   0           0
60023         Door Ay                      200           17.2312             3446.24           0
40004         Gasket                       135            6.4736             873.936           0
8120-6313     /Taiwan Power Cord             0              0.62                   0           0
6314          Power Cord                     0               3.9                   0           0
8367          Power Cord                     0              2.28                   0           0
8373          Power Cord                     0              0.36                   0           0
0681          Tapping                      140              0.08                11.2           0
60001         Patriot CPU                    0            413.29                   0           0
60002         RF Board                       0           -0.0001                   0           0
60003         Board                          0           -0.0001                   0           0
60006         Supply                         0          193.5892                   0           0
60004         Board                          0               975                   0           0
60007         Board (US)                     0               975                   0           0
60008         ADS CPU                        0            627.35                   0           0
2849          Jack                         360              0.78               280.8           0
3735          (Taiyo-                      348             15.25                5307           0
40022         Stylus                         0            4.4625                   0           0

50001         Case                         110           71.9355            7912.905           0
50003         Handle                       100            2.3324              233.24           0
60020         Adapter                       85           24.1492            2052.682           0
N1776-40001   n Gasket (PPT)               100           10.6981             1069.81           0
60010         (AID)                         85           47.3025           4020.7125           0
00001         (MetalFx)                    100           11.6977             1169.77           0
00002         Panel                        100           41.7571             4175.71           0
N1776-40024   Cable Bumper                 100            0.6545               65.45           0
N1776-60029   Housing Overmold               0           25.7278                   0           0
40016         Cushion                      100            2.7965              279.65           0
N1776-40014   Panel Gasket                 100            2.9512              295.12           0
N1776-40021   Jack Cover                   300            2.2134              664.02           0
20005         (MOS)                          0           177.523                   0           0
N1776-00008   Bracket (MetalFx)            100            4.9385              493.85           0
N1776-00009   Display Chassis              100            51.289              5128.9           0
N1776-60034   Bracket AY (MOS)             200           14.7322             2946.44           0
7100-1525     the Analog IF Board          100              3.44                 344           0
4230          Adapter                      200                27                5400           0
1331          n (Gunze)                    108                87                9396           0
60012         Cable AY                     100              4.71                 471           0
N1776-60011   Interface Cable AY           100             14.82                1482           0
0868          (Moltech)                    134                69                9246           0
N1776-80006   Label (Bay Area Label)       100              3.26                 326           0
N1776-80007   Number Label (Bay)           100              3.26                 326           0
N1776-80010   Label (Bay Area Label)       100              1.18                 118           0
8121-0759     Display Data Cable            88             19.74             1737.12           0
0950-4276     Battery Charger                0                99                   0           0
60026         Cable FFC                      0              0.93                   0           0
N1776-80005   I/O Label (Bay Area)         100              1.82                 182           0
4245          Adapter                      108              55.9              6037.2           0
N1776-60013   Cable AY (Moore)             100              5.67                 567           0

N1776-60014   Interconnect Cable AY        100             10.56                1056           0
N1776-60015   Power Cable Ay               100              2.93                 293           0
N1776-60016   Cable AY(Moore)               85             15.15             1287.75           0
N1776-60018   AY (Logan Industries)        100              4.47                 447           0
N1776-60025   Jumper Cable AY               65              2.62               170.3           0
60035         (EPA-C It'l)                   0            1.4994                   0           0
60036         (EPA-C It'l)                   0            1.4399                   0           0
40033         (RGS)                        200            1.4875               297.5           0
20021         Shield                        85           132.436            11257.06           0
20022         Shield                        85           132.436            11257.06           0
8121-0788     Data Cable AY (Moore)         85               7.2                 612           0
7889          VGA                            0               175                   0           0
0515-4493     Rear I/O Panel               700              0.49                 343           0
3209          Adapter                        0              2.27                   0           0
2170          (McMaster)                   200              0.31                  62           0
N1776-60017   Cable AY (Tensolite)          92              14.1              1297.2           0
7896          Keyboard                      42                35                1470           0
20023         Spacer                       725           -0.0001             -0.0725           0
8121-0796     Analog IF Cable AY           200             15.64                3128           0
1200-4506     Membrane (WL Gore)             0               2.8                   0           0
8121-0664     and Power Cord                 0               4.2                   0           0
0702          Africa                         0               4.4                   0           0
40034         Insert A                      84            3.4886            293.0424           0
40035         Insert B                      81            3.4886            282.5766           0
40036         Insert C                      80            3.4886             279.088           0
40037         Insert D                      81            3.4886            282.5766           0
40038         Insert E                      74            3.4886            258.1564           0
40039         Insert F                      81            3.4886            282.5766           0
40040         Insert G                      85            3.4886             296.531           0
40041         Insert H                      79            3.4886            275.5994           0
40042         Insert I                      85            3.4886             296.531           0
40043         Insert J                      85            3.4886             296.531           0
40044         Insert K                      81            3.4886            282.5766           0
N1776-80004   Label (Bay Area Label)       100              2.99                 299           0
8121-0805     Digital Demod                100              15.6                1560           0
0827          Modem                         85              7.02               596.7           0

60037         Board                          0              1032                   0           0
3228          Adapter                      990              2.87              2841.3           0
2204          64MB                           0             75.28                   0           0
0960-2203     128MB Flash Card               0            167.55                   0           0
8121-0843     Digital IF Cable AY          100                15                1500           0
8120          Packaging                      0              5.98                   0           0
7978          Block                          0              5.71                   0           0
8121          Overpack                       0              6.24                   0           0
8120-8699     Hong Kong/United               0               4.2                   0           0
8441          Power Cord                     0               4.2                   0           0
8122          s Carton                       0              5.67                   0           0
6316          Power Cord                     0               3.2                   0           0
                                                                         129169.0306

--------------------------------------------------------------------------------
STD_LL_OH_DOL   STD_MATL_COST   STD_OEM_COST_IC   STD_OEM_OUTSIDE   STD_MATL_SUB
--------------------------------------------------------------------------------
       0.0019            0.03                 0                 0              0
        0.015            0.05                 0                 0              0
       0.0589            0.31                 0                 0              0
            0            7.14                 0                 0              0

       0.0081          0.0425                 0                 0              0
        0.005          0.0265                 0                 0              0
       0.0127           0.067                 0                 0              0
       0.5781            2.35                 0                 0              0
       0.0169           0.089                 0                 0              0
       0.0173          0.0908                 0                 0              0
        0.038             0.2                 0                 0              0
       0.0221            0.09                 0                 0              0
       0.0551            0.29                 0                 0              0
       0.3743            1.97                 0                 0              0
       0.0162           0.085                 0                 0              0

       0.0038            0.02                 0                 0              0
       0.0747           0.393                 0                 0              0
        0.513             2.7                 0                 0              0
       0.0475            0.25                 0                 0              0

       0.6156            3.24                 0                 0              0

       0.5871            3.09                 0                 0              0
        0.019             0.1                 0                 0              0
       1.3052           10.04                 0                 0              0

       2.4282           12.78                 0                 0              0
       2.7512           14.48                 0                 0              0
       1.0336            5.44                 0                 0              0

       0.1178            0.62                 0                 0              0
        0.741             3.9                 0                 0              0
       0.4332            2.28                 0                 0              0
       0.0684            0.36                 0                 0              0
       0.0152            0.08                 0                 0              0
           57          356.29                 0                 0              0
     112.6285          935.61                 0                 0              0
      60.0305          457.56                 0                 0              0
      30.9092          162.68                 0                 0              0
           57             975                 0                 0              0
           57             975                 0                 0              0
           57          627.35                 0                 0              0
       0.1482            0.78                 0                 0              0
       2.8975           15.25                 0                 0              0
       0.7125            3.75                 0                 0              0

      11.4855           60.45                 0                 0              0
       0.3724            1.96                 0                 0              0
       3.3212           17.48                 0                 0         2.4991

       1.7081            8.99                 0                 0              0
       7.5525           39.75                 0                 0              0
       1.8677            9.83                 0                 0              0
       6.6671           35.09                 0                 0              0

       0.1045            0.55                 0                 0              0

       4.1078           21.62                 0                 0              0
       0.4465            2.35                 0                 0              0

       0.4712            2.48                 0                 0              0

       0.3534            1.86                 0                 0              0
       20.423           157.1                 0                 0              0

       0.7885            4.15                 0                 0              0

        8.189            43.1                 0                 0              0

       2.3522           12.38                 0                 0              0

       0.6536            3.44                 0                 0              0
         5.13              27                 0                 0              0
        16.53              87                 0                 0              0
       0.8949            4.71                 0                 0              0

       2.8158           14.82                 0                 0              0
        13.11              69                 0                 0              0

       0.6194            3.26                 0                 0              0

       0.6194            3.26                 0                 0              0

       0.2242            1.18                 0                 0              0

       3.7506           19.74                 0                 0              0

        18.81              99                 0                 0              0
       0.1767            0.93                 0                 0              0

       0.3458            1.82                 0                 0              0
       10.621            55.9                 0                 0              0

       1.0773            5.67                 0                 0              0

       2.0064           10.56                 0                 0              0

       0.5567            2.93                 0                 0              0

       2.8785           15.15                 0                 0              0

       0.8493            4.47                 0                 0              0

       0.4978            2.62                 0                 0              0
       0.2394            1.26                 0                 0              0
       0.2299            1.21                 0                 0              0
       0.2375            1.25                 0                 0              0
       15.236           117.2                 0                 0              0
       15.236           117.2                 0                 0              0

        1.368             7.2                 0                 0              0
        33.25             175                 0                 0              0

       0.0931            0.49                 0                 0              0
       0.4313            2.27                 0                 0              0
       0.0589            0.31                 0                 0              0

        2.679            14.1                 0                 0              0
         6.65              35                 0                 0              0
            0            0.29                 0                 0              0

       2.9716           15.64                 0                 0              0

        0.532             2.8                 0                 0              0

        0.798             4.2                 0                 0              0
        0.836             4.4                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0
            0               0                 0                 0              0

       0.5681            2.99                 0                 0              0

        2.964            15.6                 0                 0              0
       1.3338            7.02                 0                 0              0

           57             975                 0                 0              0
       0.5453            2.87                 0                 0              0
      14.3032           75.28                 0                 0              0

      31.8345          167.55                 0                 0              0

         2.85              15                 0                 0              0
       1.1362            5.98                 0                 0              0
       1.0849            5.71                 0                 0              0
       1.1856            6.24                 0                 0              0

        0.798             4.2                 0                 0              0
        0.798             4.2                 0                 0              0
       1.0773            5.67                 0                 0              0
        0.608             3.2                 0                 0              0

-------------------------------------------------------------------------------
STD_RUN_QTY         STD_TL_LAB_DOL         STD_TL_OH_DOL         TOTAL STD COST
-------------------------------------------------------------------------------
     264138                      0                     0                  4,466
          0                      0                     0                   18.2
          0                      0                     0                 25.823
          0                      0                     0                  21.42

          0                      0                     0                  35.42
          0                      0                     0                   4.41
          0                      0                     0                  159.4
        292                      0                     0                146.405
          0                      0                     0                 29.652
          0                      0                     0                 30.268
          0                      0                     0                  99.96
          0                      0                     0                 62.776
          1                      0                     0                 24.157
          1                      0                     0                328.202
          1                      0                     0                  7.084

          1                      0                     0                   2.38
          1                      0                     0                 32.739
          1                      0                     0                 899.64
          1                      0                     0                   83.3

          1                      0                     0               454.9608

          1                      0                     0                1103.13
          0                      0                     0                   8.33
        200                      0                     0               7204.202

        100                      0                     0                      0
        100                      0                     0                3446.24
          0                      0                     0                873.936

          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                 13.328
          0                      0                     0                      0
          0                      0                     0                      0
          0                      0                     0                      0
          0                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                334.152
          1                      0                     0                6315.33
       1000                      0                     0                      0

        100                      0                     0               7912.905
        100                      0                     0                 233.24
          0                      0                     0              1980.5255

          1                      0                     0                1069.81
        100                      0                     0              4020.7125
          1                      0                     0                1169.77
          0                      0                     0                4175.71

        100                      0                     0                  65.45

        100                      0                     0                      0
          0                      0                     0                 279.65

          0                      0                     0                 295.12

        300                      0                     0                 664.02
         50                      0                     0                      0

          0                      0                     0                 493.85

          0                      0                     0                 5128.9

        100                      0                     0                2946.44

          1                      0                     0                 409.36
          1                      0                     0                   6426
        100                      0                     0               11181.24
        100                      0                     0                 560.49

        100                      0                     0                1763.58
          1                      0                     0               11002.74

          1                      0                     0                 387.94

          1                      0                     0                 387.94

          1                      0                     0                 140.42

        100                      0                     0              2067.1728

         10                      0                     0                      0
        500                      0                     0                      0

          1                      0                     0                 216.58
        100                      0                     0               7184.268

        100                      0                     0                 674.73

        100                      0                     0                1256.64

          1                      0                     0                 348.67

        100                      0                     0              1532.4225

        100                      0                     0                 531.93

        100                      0                     0                202.657
          0                      0                     0                      0
          0                      0                     0                      0
          0                      0                     0                  297.5
         50                      0                     0               11257.06
         50                      0                     0               11257.06

        100                      0                     0                 728.28
          1                      0                     0                      0

          1                      0                     0                 408.17
          1                      0                     0                      0
        100                      0                     0                  73.78

        100                      0                     0               1543.668
          1                      0                     0                 1749.3
       1000                      0                     0                 210.25

        100                      0                     0                3722.32

          1                      0                     0                      0

        100                      0                     0                      0
        100                      0                     0                      0
        100                      0                3.2005                268.842
        100                      0                3.2005               259.2405
        100                      0                3.2005                 256.04
        100                      0                3.2005               259.2405
        100                      0                3.2005                236.837
        100                      0                3.2005               259.2405
        100                      0                3.2005               272.0425
        100                      0                3.2005               252.8395
        100                      0                3.2005               272.0425
        100                      0                3.2005               272.0425
        100                      0                3.2005               259.2405

          1                      0                     0                 355.81

        100                      0                     0                 1856.4
        100                      0                     0                710.073

          0                      0                     0                      0
       1000                      0                     0               3381.147
          1                      0                     0                      0

          1                      0                     0                      0

        100                      0                     0                   1785
          1                      0                     0                      0
          1                      0                     0                      0
          1                      0                     0                      0


        100                      0                     0                      0
        100                      0                     0                      0
          1                      0                     0                      0
        100                      0                     0                      0
                                                                    140683.6601

                            EXHIBIT D TO AMENDMENT #1

FY01 Orders Cable - PLPL sorted by sold to customer name includes billing address

Sold To Site Name                     Sold To Site Address (TEL)

Canada                               207 QUEENS QUAY WEST SUITE 700 TORONTO          CA M5J 1A7
AGILENT FINANCIAL SERVICES INC      STE 501 STE 501 240 DUNCAN MILL RD NORTH YORK     CA M3C 3N6
CIT CANADA                          8285 BOUL PELLETIER BROSSARD QC J4X 1P6 CA
CABLE VISION TRIP INC               63 MELISSA CRESCENT WELLAND ON L3C 6M5 CA
CABLETECH CONTRACTING               COGECO CABLE MATANE 63 RUE BRILLANT MATANE          CA G4W 3P6
COGECO CABLE INC                    UNIT 21 117 Ringwood Dr Stouffville     ONL4A8C1L4A
MAPCOMM CANADA INC                   # 200 4245-97TH ST EDMONTON             T6E 5Y7
NORTHERN CABLEVISION LTD             3724 av Des Eglises Charny             QCG6X1X4G6X
CENTRE DE FORMATION                 STE 700 1 City Center Dr Mississauga       ONL5B1M2L5B
TRS STAFFING SOLUTIONS CANADA IN     15-305 Industrial Pky S Aurora           ONL4G6X7L4G
TELONIX COMMUNICATIONS INC

Asia /Pacific
ARTIF TECHNOLOGY CORP.              3-5 CHUNG HSIAO E. RD HSICHIH CHEN. TAIPEI HSIEN TAIWAN. R.O.C.
AGILENT TECHNOLOGIES INC             5TH FLOOR NO. 337 FU-HSING N.RD. TAIPEI                      TA
CENTRAL CATV INCORPORATED            515 G. INTERION ENRIQUEZ ST. MANDALUYONG CITY
CENTRAL CATV INCORPORATED           G/F BENPRESS BLDG. EXCHANGE ROAD COR. MERALCO AVE. PASIG CITY
CHANGSHU WINWELL IMPORT & EXPOI     5F INTERNATIONAL ECONOMIC & TRADE MANSI MANSION NO.172 ZHUJIANG ROAD CHANG
CHANGZHOU DAHUA IMP. AND EXP.(GR CORP LTD 15 XIAN XUE STREET                         CH 213003
GUANG DONG XIN ZHONG MAO            INSTRUMENTS CO. LTD HUA XIN PLAZA 2 SHUI YIN ROAD GUANGZHOU                     CH
AGILENT TECHNOLOGIES CO. LTD         CTMO TONG HENG TOWER NO. 4 HUAYUAN RD. HAIDIAN DIST CHINA                       LU 100088
EASTERN MULTIMEDIA CO. LTD           1F NO. 16 LANE 76 JUIKUANG ROAD TAIPEI                       TA
GAINREGENT TECHNOLOGY LTD           RM 1 BLK B 15/F HILLER COMM. BLDG. 89-91 WING LOK ST. SHEUNG WAN HONKONG
CSC AUSTRALIA PTY LTD                                       NS 1584
CYCLORIA INC.                       4F311 SEC 3 NAN KING E. RD. TAIPEI TAIWAN R.O.C.
HWA COM SYSTEMS INC.                 12FL. NO.98 HSIN-TAI-WU RD. SEC. 1 HSI-CHIH TAIPEI               TA
NORTEL NETWORKS                     FOR NTSB-ICC BAYANTEL TEACHERS VILLAGE MAGINHAWA STREET DILMAN QUEZON CITY

                            EXHIBIT D TO AMENDMENT #1

ELECTRONICS COMMUNICATION CO. L     8F-EN2 LU BAN PLAZA NO. 7022 HONG LI WEST ROAD SHENZHEN
INFINET TECHNOLOGY LTD.             11F-5 NO.2 CHIEN 8 ROAD CHUNG-HO CITY
NORTEL (AUSTRALIA) PTY LTD.         ATT COLLETTE LOPEZ LVL 5 475-495 VICTORIA AVE                         NS 2067
NORTEL NETWORKS                     ATT FRANK CARABETTA L2 475-495 VICTORIA AVE                           NS 2067
NORTEL (AUSTRALIA) PTY LTD.         ATT ACCOUNTS PAYABLE LOCKED BAG 25 CHATSWOOD NSW 2067
ULSAN TAEWHA CABLE BROADCASTIN      #60-3 ULSAN                                      681-260
THOMAS E PEASE PA                   Ste 130 9F NO. 466 RUEIGUANG ROAD TAIPEI                              TA114
UMDA CABLE SYSTEMS INC.             DBA Marians cable Vision 600 Harmon Loop Rd Dededo                    GU96912-2536

Europe

FACHHOCHSCHULE FLENSBURG            BESCHAFFUNGSSTELLE KANZLEISTR. 91-93 KANZLEISTR.91-93 FLENSBURG                  24943
HOFFMEYER & JRRGENSEN A/S           NDR. RINGVEJ 4 4800 NYKOBING FALSTER
INLINE GROUP LTD                    5 DONSKOY PR. 21B MOSCOW                          RU 117959
N T L GROUP LTD                     179-181 THE VALE LONDON                           W3 7RW
ALFANETT AS                         B RUM POSTTERMINAL                 1306
JAC KOMMUNIKATIONSSYSTEMER APS      HOVEDGADEN 59 JERSLEV                       4490
ONE-TIME-CUSTOMER                   RUSSIAN LOCAL ORDERS 101000                          101000
SEIMENS AG                          UNTERE EICHSTEDTSTR. 11 UNTERE EICHSTEDTSTR. 11 LEIPZIG             O4299
TELEVISAO CIDADE S.A.               ROD BR 101 NORTE KM 10 SN LOTE A PARTE SERRA            ES 04552050
THOMSON BROADCAST SYSTEMS           17 RUE DU PETIT ALBI BP 8244 17 RUE DU PETIT ALBI CERGY PONTOISE        95801
UPC NORWAY                          Postboks 4400 Nydalen Oslo           NO 0403

LAR
COMPLEMENTOS ELECTRONICOS           COMPLETRONICA S.A. CALAMA 137 Y 6 DE DICIEMBRE QUITO ECUADOR
CORPORACION TELEMIC C.A. (INTERCA AT. SR. ALEJANDRO MORENO CENTRO EMPRESARIAL CARACAS TERCER PISO AV. LOS LEONI

                            EXHIBIT D TO AMENDMENT #1

Contact Person (Last Name only)     Ord Leg Net CLC

                                    $  10,649.73
                                    $     621.00
                                    $   3,670.95
                                    $         --
                                    $  17,447.39
                                    $   1,005.73
                                    $   5,504.21
                                    $  10,408.36
                                    $         --
                                    $  21,792.50

                                    $  (6,543.71)
                                    $         --
                                    $    (180.00)
                                    $ (24,740.00)
SHU JIANGSU CHINA                   $  15,450.69
                                    $  15,455.66
                                    $     626.45
                                    $         --
                                    $ 251,665.05
                                    $  14,653.56
                                    $  14,092.80
                                    $  18,781.36
                                    $   4,568.35
                                    $  (4,109.64)

                            EXHIBIT D TO AMENDMENT #1

                                    $  17,440.83
                                    $   3,091.40
                                    $  45,112.62
                                    $ (13,071.48)
                                    $ (26,058.50)
                                    $   1,107.48
                                    $  26,174.84
                                    $   1,008.00

                                       Contact Adress Zip Code Phone e-mail

                                    $     561.14
                                    $  16,124.54
                                    $  15,937.56
                                    $      97.24
                                    $   6,447.36
                                    $  15,145.26
                                    $   8,528.34
                                    $     633.36
                                    $         --
                                    $  (5,163.30)
                                    $  63,518.80

                                        Contact Adress Zip Code Phone e-mail

                                    $     822.85
ES C/C CARONI BARQUISIMETO          $     974.00